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                         CNL RETIREMENT PROPERTIES, INC.

                      Supplement No. 3, dated April 5, 2001
                     to Prospectus, dated September 5, 2000

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         This Supplement is part of, and should be read in conjunction with, the Prospectus dated September 5, 2000. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to the Property acquired by the Company is presented as of March 15, 2001, and all references to the Property acquisition should be read in that context. Proposed properties for which the Company receives initial commitments, as well as Property acquisitions that occur after March 15, 2001, will be reported in a subsequent Supplement.


                                  THE OFFERINGS

GENERAL

         Upon the termination of its Initial Offering on September 18, 2000, the Company had received aggregate subscriptions for 971,898 Shares totalling $9,718,974 in gross proceeds, including 5,046 Shares ($50,463) issued pursuant to the Reinvestment Plan. Following the termination of the Initial Offering, the Company commenced this offering of up to 15,500,000 Shares. As of March 15, 2001, the Company had received aggregate subscriptions for 1,322,322 Shares totalling $13,223,218 in gross proceeds, including 13,492 Shares ($134,919) issued pursuant to the Reinvestment Plan from its Initial Offering and this offering. As of March 15, 2001, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and organizational and offering expenses of three percent, totalled approximately $11,900,000. The Company had used approximately $5,800,000 of net offering proceeds and $8,100,000 in advances relating to its line of credit, described in the section of the Prospectus entitled "Business -- Borrowing," to invest approximately $13,900,000 in one assisted living Property. As of March 15, 2001, the Company had repaid advances totalling $5,840,000 relating to its line of credit and had paid approximately $838,000 in Acquisition Fees and Acquisition Expenses.

         At a special meeting of stockholders of the Company, held on August 22, 2000, the stockholders approved an amendment to the Company's Amended and Restated Articles of Incorporation proposed by the Board of Directors to change the Company's name. Effective August 24, 2000, the Company changed its name from CNL Health Care Properties, Inc. to CNL Retirement Properties, Inc. The Board of Directors believes that this will provide better name recognition of the Company in the context of its business.


                                  RISK FACTORS

OFFERING-RELATED RISKS

         We may receive insufficient offering proceeds. We are making this offering on a best efforts basis and there can be no assurance that we will sell the maximum number of shares. In an offering made on a best efforts basis, there is no guarantee that any specific amount of money will be raised in the offering.

         We commenced our first offering in September 1998 and began operations in July 1999. Following the termination of the initial offering on September 18, 2000, we commenced this offering. However, as of December 31, 2000, we had only approximately $15,000,000 in total assets and approximately $9,200,000 in net assets. We purchased our first property on April 20, 2000 at a purchase price of approximately $13,900,000. We will be able to purchase additional properties only as additional funds are raised.

         Our   potential   profitability   and  our  ability  to  diversify  our
investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise.

COMPANY-RELATED RISKS

         We may not have sufficient working capital. We cannot assure you that we will have sufficient working capital. As of December 31, 2000, we had stockholders' equity of approximately $9,200,000. If we do not have sufficient capital, we may not be able to pay certain expenses or loan payments due on the line of credit or permanent financing which could result in our defaulting under such loans.

TAX RISKS

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Shaw Pittman, that we met the requirements for qualification as a REIT for the taxable years ending through December 31, 2000 and that we are in a position to continue such qualification.

         Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

         In addition, under federal income tax law, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which have, in the aggregate, a value in excess of 5% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets.

         The 25% and 5% tests are determined at the end of each calendar quarter. If we fail to meet either test at the end of any calendar quarter, we will cease to qualify as a REIT.

         We may have to borrow funds or sell assets to meet our distribution requirements. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Relationships and Related Transactions."


                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.

                             CNL Holdings, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:                                        Retail Properties:
------------------------                                -----------------------
   CNL Capital Markets, Inc. (2)                          Commercial Net Lease Realty, Inc. (8)
     CNL Investment Company
       CNL Securities Corp. (3)                         Restaurant Properties:
     CNL Institutional Advisors, Inc.                   -----------------------
                                                          CNL American Properties Fund, Inc.(9)
Administrative Services:
------------------------                                Hospitality Properties:
   CNL Shared Services, Inc. (4)                        -----------------------
                                                          CNL Hospitality Properties, Inc. (6)
Real Estate Services:
---------------------                                   Retirement Properties:
   CNL Real Estate Services, Inc. (5)                   -----------------------
     CNL Hospitality Corp. (6)                            CNL Retirement Properties, Inc.
       CNL Hotel Development Company
     CNL Retirement Corp. (7)                           Financial Services:
        CNL Retirement Development Corp.                -----------------------
     CNL Realty & Development Corp.                       CNL Finance, Inc.
     CNL Asset Management, Inc.                             CNL Capital Corp.


-----------------------
(1) CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. and its Affiliates. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Retirement Corp., CNL Realty & Development Corp. and CNL Asset Management, Inc.

(6) CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and Vice Chairman of the Board of CNL Hospitality Properties, Inc. CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate
         Services, Inc., provides management and advisory services to CNL Hospitality Properties, Inc. pursuant to an advisory agreement.

(7) CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(8) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(9) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chairman of the Board and co-Chief Executive Officer, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.


                          SUMMARY OF REINVESTMENT PLAN

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         The following paragraph updates and replaces the third paragraph under the heading "Summary of Reinvestment Plan -- Participant Accounts, Fees and Allocation of Shares" on page 38 of the Prospectus.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"), a marketing support and due diligence fee of 0.5%, and, in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans, Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. As a result, aggregate fees payable to Affiliates of the Company will total between 8.0% and 12.5% of the proceeds of reinvested Distributions, up to 7.5% of which may be reallowed to Soliciting Dealers.


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on December 22, 1997. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership ("Retirement Partners"). CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of Retirement Partners. Properties acquired are expected to be held by Retirement Partners and, as a result, owned by the Company through Retirement Partners. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries, CNL Retirement GP Corp., CNL Retirement LP Corp. and CNL Retirement Partners, LP.

         The Company has been formed primarily to acquire Properties located across the United States. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis to Operators. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to Operators secured by real estate owned by the Operators. To a lesser extent, the Company may also offer Secured Equipment Leases to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         The Properties, which typically will be freestanding and will be located across the United States, will be leased to Operators to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. The Company has not specified any percentage of Net Offering Proceeds to be invested in any particular type of Property. It is anticipated that the Properties will be leased to selected national and regional Operators. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property with (i) automatic fixed increases in base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. See "Business -- Description of Property Leases -- Computation of Lease Payments," below.

         The Company believes that demographic trends are significant when looking at the potential for future growth in the health care industry. For 1999, the Administration on Aging found there were over 34.4 million Americans over the age of 65, representing approximately 13% of the U.S. population or about one in eight Americans. According to statistics cited from Age Power: How the 21st Century Will Be Ruled by the New Old, by Ken Dychtwald, Ph.D., today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. Baby boomers will grow in number to 60 million "elder boomers" and will be a large percentage of the approximately 75 million seniors by the year 2035. According to data released from the U.S. Bureau of Census in January 2000, the elderly population is projected to more than double between now and the year 2050, to 82 million. As illustrated below, most of this growth is expected to occur between 2010 and 2030 when the number of elderly is projected to grow by an average of 2.8% annually.

                          Elderly Population Estimates

      Date                    Over 85 Population (000)                Over 65 Population (000)
-----------------            ---------------------------             ---------------------------

  July 1, 1998                         4,054                                   34,401
  July 1, 2000                         4,312                                   34,835
  July 1, 2005                         4,968                                   36,370
  July 1, 2010                         5,786                                   39,715
  July 1, 2015                         6,396                                   45,959
  July 1, 2020                         6,763                                   53,733
  July 1, 2025                         7,441                                   62,641
  July 1, 2030                         8,931                                   70,319
  July 1, 2035                         11,486                                  74,774
  July 1, 2040                         14,284                                  77,177
  July 1, 2045                         17,220                                  79,142
  July 1, 2050                         19,352                                  81,999

         Source:  U.S. Bureau of Census

         Those 85 and over are the most rapidly growing elderly age group. Between 1960 and 1994, this group grew 274%. During this same period of time, the entire population of the United States grew 45%. In addition to the growth in the number of elderly people, life expectancies are increasing. According to the Administration on Aging 1999 Profile of Older Americans, individuals reaching age 65 in 1997 had an average life expectancy of an additional 17.6 years.

                             Life Expectancy Trends
                              at Age 65 (in years)

   Year           Male          Female                    Year           Male         Female
------------      --------      ---------               ----------      -------       ---------

1965               12.9           16.3                  1997*            15.6           19.2
1980               14.0           18.4                  1998**           15.7           19.2
1985               14.4           18.6                  1999**           15.7           19.3
1990               15.0           19.0                  2000**           15.8           19.3
1991               15.1           19.1                  2005**           16.1           19.4
1992               15.2           19.2                  2010**           16.3           19.5
1993               15.1           19.0                  2015**           16.5           19.7
1994               15.3           19.0                  2020**           16.7           19.9
1995               15.3           19.0                  2025**           16.9           20.1
1996*              15.8           19.1                  2030**           17.1           20.4

         *    preliminary data
         **   estimated
         Source: Social Security Administration Office of Programs: Data from the Office of the Actuary

         Based on information from the Economic and Statistic Administration of the U.S. Department of Commerce, management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living. According to the Health Care Financing Administration, nearly one quarter of all seniors over age 65 have health problems severe enough to limit their ability to perform one or more activities of daily living. The U.S. General Accounting Office anticipates that the number of older people needing assistance with activities of daily living will increase to 14 million by 2020, from 7 million in 1994.

                   Percent of Persons Needing Assistance with
                        Activities of Daily Living (ADLs)

  Years of Age                        Percentage
------------------                   --------------

      65-69                               9%

      70-74                               11%

      75-79                               20%

      80-84                               31%

       85+                                50%

         Source:  U.S. Bureau of Census, 1991 data

         In addition to an aging population, according to 1999 data from the U.S. Department of Commerce, a significant segment of the elderly population has the financial resources to afford retirement facilities, with people age 55 to 64 making a mean household income of $70,850 per year. The mean household income for those age 65 and over is more than $50,000 per year. In addition, according to June 30, 1999 data from the U.S. Bureau of Census, the average household wealth for those age 65 and over exceeds the national average for all age groups by 54%, and 27% of those households have an annual income in excess of $50,000. According to statistics cited from Age Power: How the 21st Century Will Be Ruled by the New Old, men and women now in their 50s and older control 80% of all the money in U.S. savings-and-loan institutions and represent $66 of every $100 invested in the stock market. Individuals age 50 and over currently earn approximately $2 trillion in annual income, control more than $7 trillion in wealth and own 77% of the financial assets in America.

         America's seniors are also preparing for their future health care needs. They currently purchase more than 90% of long-term care insurance, representing $800 million in premiums, a figure growing 23% each year. American families are also exploring current and future health care needs. An estimated 22 million households are involved in elder care, a number that has tripled over the past decade and is expected to double in the next two decades. According to an April 2000 Newsweek article, more than 62% of today's baby boomers are concerned about care for an aging parent or relative.

         More than 70% of working-age Americans believe a comfortable retirement is a fundamental part of the American dream, according to Age Power: How the 21st Century Will Be Ruled by the New Old. To adequately prepare for future retirement needs, it is estimated that the baby boom generation will need to have saved at least $1 million per household to maintain their standard of living.

         Management believes that other changes and trends in the health care industry will create opportunities for growth of retirement facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

         According to the Health Care Financing Administration and the National Health Statistics Group, the health care industry represents over 13.5% of the United States' gross domestic product ("GDP") with at least $1.149 trillion in annual expenditures. The Health Care Financing Administration expects this figure to rise to over 16% of the GDP by 2008, with $2.18 trillion in annual expenditures. According to the U.S. Bureau of Census, U.S. health care construction expenditures are estimated to be $18.2 billion per year and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are
(i) demographics, (ii) the limited supply of new product, and (iii) the investment community's increased understanding of the industry. The Company believes the growth in demand and facilities will continue at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

          Estimate of Effective Demand for Seniors' Housing Categories
                   Elderly Population with Income Over $25,000

                                Thousands of Beds

   Base               Independent Living             Assisted Living            Skilled Nursing
------------         ---------------------          ------------------         ------------------

   2000                      849                           457                        567

   2005                      887                           492                        619

   2010                      963                           537                        681

   2015                     1,108                          597                        752

   2020                     1,292                          671                        834

   2025                     1,507                          778                        957

   2030                     1,694                          903                       1,120

Source: PricewaterhouseCoopers, LLP for the National Investment Conference for the Senior Living and Long Term Care Industries, October 1996

INVESTMENT OF OFFERINGS PROCEEDS

         The Company intends to capitalize on the growing real estate needs in the seniors' housing and health care industries primarily by acquiring Properties and leasing them to Operators on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. The Properties that the Company will acquire and lease are expected to include one or more of the following types:

o Seniors' Housing, Which Includes Congregate Living and Assisted Living Facilities. Congregate living communities offer a lifestyle choice, including residential accommodations with access to services, such as housekeeping, transportation, dining and social activities, for those who wish to maintain their lifestyles independently. The fastest growing segment of the seniors' housing industry is assisted living. While skilled nursing facilities focus on more intensive care, assisted living facilities provide housing for seniors that need assistance with activities of daily living, such as grooming, dressing, bathing, and eating. Assisted living facilities provide accommodations with limited health care available when needed but do not have an institutional feel. Certain assisted living facilities are also now specializing in meeting the needs of Alzheimer's and dementia patients prior to the time that their condition warrants a nursing home setting or, in some instances, in competition with what would otherwise be provided in a nursing home setting. According to the U.S. Department of Health and Human Services, at least 15%, and possibly as much as 70%, of the patients in nursing homes could more appropriately be cared for in a less institutional and more cost effective setting. In addition, seniors' housing facilities include continuing care retirement communities and life care communities which provide a full range of long-term care services in one location, such as congregate living, assisted living and skilled nursing facilities and home health care.

o Medical Office Buildings. Medical office buildings, including doctors' offices, special purpose facilities, such as diagnostic, cancer treatment and outpatient centers, and walk-in clinics also provide investment opportunities as more small physician practices consolidate to save on the increasing costs of private practice and single purpose medical facilities become more common.

o Skilled Nursing Facilities. Skilled nursing facilities provide extensive skilled nursing and other long-term care services to patients that may require full time medical observation, medication monitoring, ventilation and intravenous therapies, sub-acute care, and Alzheimer's/dementia care. Throughout much of the United States, the supply of new skilled nursing facilities is limited by complex Certificate of Need Laws or similar state licensing regulations, as a result of the National Health Planning and Resources Development Act of 1974, which require nursing home providers to obtain prior approval from regulators before undertaking any major new construction or renovation projects. As a result, the supply of skilled nursing facilities is growing very slowly. Demand for skilled nursing facilities is coming from a rapidly growing population over 75 years of age and the shift of sub-acute patients to lower cost formats for treatment. Some states have eliminated Certificate of Need Laws allowing the market to address the issue of supply and demand. If trends such as this continue, it is probable that new skilled nursing facilities will be constructed to meet the demand, thereby providing potential development and investment opportunities for the Company.

                     Continuum of long-term care facilities*

  Retirement/Congregate
          Living                    Assisted Living            Skilled Nursing Facility         Acute Care Hospitals
---------------------------    ---------------------------     --------------------------    ---------------------------

Informal concierge,            24-hour supervision,            24-hour medical care and      Short-term acute medical
emergency call system,         personal assistance as          protective oversight,         care
housekeeping &                 needed, emergency               medication management,
main-tenance, some group       response system, social         emergency response
activities, food service       activities, housekeeping        system, 3 meals per day,
and transportation             and maintenance, 3 meals        assistance with ADLs
                               per day, transportation,
                               assistance with
                               medication and shopping

* Interspersed throughout the continuum are visits to physicians offices, physical therapy, occupational therapy, and other short-term necessary health care services.

         Legg Mason Wood Walker, Inc. in its industry analysis, Health Facility REITs Substantial Growth Ahead (December 15, 1997), estimates the value of health care facilities in the United States to be $584 billion. Management believes, based on historical costs of property owned by publicly traded health care REITs, only a small portion of facilities in the United States are owned by REITs. Management believes that this fact, coupled with the industry trends previously discussed, provides a significant investment opportunity for the Company. Demographic trends may vary depending on the properties and regions selected for investment. The success of the future operations of the Company's Properties will depend largely on each Operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics. There can be no assurance that the Operators of the Company's Properties will be able to adapt to such trends.

         Management intends to structure the Company's leases to require the tenant to pay base annual rent with (i) automatic fixed increases in the base rent or (ii) increases in the base rent based on increases in consumer price indices over the term of the lease. In an effort to provide regular cash flow to the Company, the Company intends generally to structure its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross revenues at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in this industry segment through careful selection and screening of its tenants (as described in "Business -- Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to Operators and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Business -- Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting Operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among facility type and in the geographic location of the Properties. There are no restrictions on the types of Properties in which the Company may invest. In addition, there are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company may also provide Mortgage Loans to Operators, or their affiliates, to enable them to acquire the land, land and buildings or buildings. The Mortgage Loans will be secured by property owned by the borrower. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         To a lesser extent, the Company may also offer Secured Equipment Leases to Operators. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective Operators that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company will borrow money to acquire Properties, Mortgage Loans and Secured Equipment Leases (collectively, the "Assets") and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $45,000,000, and may, in addition, obtain Permanent Financing. On April 20, 2000, we entered into an initial $25,000,000 revolving line of credit to be used to acquire or construct Properties. See "Business -- Borrowing" for a description of the $25,000,000 line of credit. The Line of Credit may be increased at the discretion of the Board of Directors. The Board of Directors anticipates that the aggregate amount of any Permanent Financing, if obtained, shall not exceed 30% of the Company's total assets. In any event, the Company's total borrowings will be limited to 300% of Net Assets. The Permanent Financing would be used to acquire Assets, and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The Line of Credit may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         As of March 15, 2001, the Company had acquired one assisted living Property. However, as of March 15, 2001, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, (iii) a satisfactory site inspection has been completed and (iv) a nonrefundable deposit has been paid on the Property. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Acquisition of a Property generally involves an investment in land and building ranging from approximately $1,000,000 to $30,000,000, although higher or lower amounts for individual Properties are possible. In light of current market conditions, if the maximum number of Shares is sold in this offering, the Company could invest in approximately four to 126 Properties depending on the types of Properties, and assuming an average purchase price of $10,000,000 per Property, the Company would acquire or finance a total of approximately 12 Properties with the proceeds of this offering. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. In addition, the Board of Directors may determine to engage in future offerings of common stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Properties. See "Business -- Borrowing." Management estimates that 10% to 15% of the Company's investment will be for the cost of land, 80% to 85% for the cost of building and 5% to 10% for the cost of furniture, fixtures and equipment. See "Business -- Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of Gross Proceeds. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS

         Brighton Gardens(R) by Marriott(R) located in Orland Park, Illinois. On April 20, 2000, the Company acquired a Brighton Gardens assisted living Property located in Orland Park, Illinois (the "Orland Park Property") for $13,848,900 from Marriott Senior Living Services, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on April 24, 2015.

o At the end of the initial lease term, the tenant will have four consecutive renewal options of five years each.

o The lease requires minimum rent payments of $1,350,268 per year for the first and second lease years and $1,384,890 for each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to seven percent of gross revenues in excess of the "Baseline Gross Revenues." The Baseline Gross Revenues will be established when the facility achieves average occupancy of 93% for four consecutive quarters.

o A security deposit equal to $553,956 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the assisted living Property (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first through fourth lease year; 2% of gross receipts for the fifth through eighth lease year; and 3% of gross receipts every lease year thereafter.

 o Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $2,769,780.

         The federal income tax basis of the depreciable portion of the Orland Park Property is approximately $12.6 million.

         The Orland Park Property, which opened in October 1999, is a newly constructed Brighton Gardens by Marriott located in Orland Park, Illinois. The Orland Park Property includes 82 assisted living units and 24 special care units for residents with Alzheimer's and related memory disorders. The facility provides assistance with daily living activities such as bathing, dressing and medication reminders. Special amenities include a common activities room and common dining room, a private dining area, library and garden. The assisted living community, which is located southwest of Chicago, is approximately six miles from two medical facilities, Palos Community Hospital and Oak Forest Community Hospital, and less than two miles from the Orland Square Shopping Center. According to a report published by Project Market Decision and Claritas, a research and data collection firm, the greater Chicago area is the third largest seniors market in the country with more than 263,800 seniors age 75 and older. The number of seniors in the ten-mile area surrounding the Property is expected to grow by 11% between 1999 and 2004. Other senior living facilities located in proximity to the Orland Park Property include Victorian Village, Sunrise of Palos Park, Peace Memorial Village and Arden Courts of Manor Drive. The average occupancy rate and the revenue per available unit for the period the assisted living facility has been operational are as follows:

                 Orland Park Property
-------------------------------------------------------
                      Average              Revenue
                     Occupancy          per Available
    Year               Rate                 Unit
-------------      --------------      ----------------

       *1999          23.30%               $118.11
      **2000          52.50%                114.30
     ***2001          66.50%                132.55

*        Data for 1999  represents the period October 11, 1999 through  December
         31, 1999.
**       Data for 2000  represents the period  January 1, 2000 through  December
         29, 2000.
*** Data for 2001 represents the period December 30, 2000 through January 26, 2001.

         Since the Property has recently commenced operations, it has not yet reached stabilization; therefore, the results presented above may not be indicative of its long-term operating potential.

         Marriott Brands. Brighton Gardens by Marriott is a quality-tier assisted living concept which generally has 90 assisted living suites, and in certain locations, 30 to 45 nursing beds in a community. In some communities, separate on-site centers also provide specialized care for residents with Alzheimer's or other memory-related disorders. According to Marriott International, Inc.'s 2000 Form 10-K, Marriott Senior Living Services, Inc., which is a wholly owned subsidiary of Marriott International, Inc., operates 108 assisted senior living communities principally under the names "Brighton Gardens by Marriott," "Village Oaks," and "Marriott MapleRidge," and 45 independent living communities. Marriott Senior Living Services, Inc. is one of the largest participants in the seniors' housing industry with $669 million in sales for 2000. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities are distinguished by an innovative wellness program that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. Marriott Senior Living Services, Inc. has provided seniors with excellent service and quality care since 1984. In 2000, the American Seniors Housing Association, a seniors housing trade association, ranked Marriott Senior Living Services, Inc. as the nation's second largest manager of seniors' housing.

BORROWING

         The following paragraph updates and replaces the third full paragraph on page 61 of the Prospectus under the heading "Business -- Borrowing."

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the Company will have one or more Lines of Credit initially in amounts up to $45,000,000; however, the Line of Credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, shall not exceed 300% of Net Assets.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.


                                                      2000          1999 (1)        1998 (1)     1997 (1)(2)
                                                  --------------   ------------    -----------   ------------

   Year ended December 31:
     Revenues                                       $ 1,084,730       $ 86,231          $  --          $  --
     Net earnings (loss) (3)(4)                         224,778        (28,390 )           --             --
     Cash distributions declared (5)                    502,078         50,404             --             --
     Cash provided by operating activities            1,096,019         12,851             --             --
     Cash used in investing activities              (14,428,703 )           --             --             --
     Cash provided by (used in) financing
   activities                                         8,766,346      4,731,279       (199,908 )      200,000
     Earnings (loss) per Share                             0.27          (0.07 )           --             --
     Funds from operations (6)                          425,806        (28,390 )           --             --
     Cash distributions declared per Share                 0.58           0.13             --             --
     Weighted average number of Shares
        outstanding (7)                                 845,833        412,713             --             --

   At December 31:
     Total assets                                   $14,688,560     $5,088,560       $976,579       $280,330
     Total stockholders' equity                       9,203,548      3,292,137        200,000        200,000


(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(3) To the extent that Operating Expenses payable or reimbursable by the Company, in any Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines. During the year ended December 31, 2000, the Advisor reimbursed the Company $213,886 in Operating Expenses. No such amounts were reimbursed in 1999.

(4) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(5) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2000 and 1999, approximately 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including organizational costs that were expensed for GAAP purposes for the year ended December 31, 1999 and deductions for depreciation expense for the year ended December 31, 2000. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(6) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the year ended December 31, 2000, net earnings included $21,128 of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and
         (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Appendix B -- Financial Information.

(7) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, the availability of capital from borrowings under the Company's Line of Credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans and Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                  Introduction

The Company

         CNL Retirement Properties, Inc. is a Maryland corporation that was organized on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., organized in Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of Retirement Partners. The Property currently owned is, and Assets acquired in the future are expected to be, held by Retirement Partners and, as a result, owned by CNL Retirement Properties, Inc. through Retirement Partners. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc., CNL Retirement Partners, LP, CNL Retirement GP Corp. and CNL Retirement LP Corp.

         The Company was formed to acquire Properties located across the United States. The Properties may include congregate living facilities, assisted living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, medical office buildings and walk-in clinics. The Properties will be leased on a long term, "triple-net" basis. The Company may also provide Mortgage Loans to Operators in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company may also offer Secured Equipment Leases to Operators. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of Gross Proceeds.

                         Liquidity and Capital Resources

Common Stock Offerings

         During the period December 22, 1997 (date of inception) through December 31, 1998, a capital contribution of $200,000 from the Advisor was the Company's sole source of capital. On September 18, 1998, the Company commenced its Initial Offering of Shares of Common Stock. Upon the termination of the Initial Offering on September 18, 2000, the Company had received aggregate subscriptions for 971,898 Shares totalling $9,718,974 in gross proceeds, including 5,046 Shares ($50,463) issued pursuant to the Reinvestment Plan. Following the termination of the Initial Offering, the Company commenced this offering of up to 15,500,000 Shares of Common Stock ($155,000,000). As of December 31, 2000, the Company had received aggregate subscription proceeds of $11,891,593 (1,189,156 Shares), including $134,919 (13,492 Shares) through its
Reinvestment Plan from its Initial Offering, this offering, the sale of warrants and contributions from the Advisor. As of December 31, 2000, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses of three percent totalled approximately $10,570,000. In April 2000, the Company used approximately $5,800,000 of net offering proceeds from its Initial Offering and $8,100,000 in advances relating to its line of credit, described in "Business -- Borrowing," to invest approximately $13,900,000 in one assisted living Property. As of December 31, 2000, the Company had repaid advances of approximately $4,300,000 relating to its line of credit and had paid approximately $834,000 in
Acquisition Fees and Acquisition Expenses. See "Business -- Property Acquisitions" for a description of the Property owned as of December 31, 2000.

         During the period January 1, 2001 to March 15, 2001, the Company received additional Net Offering Proceeds (Gross Proceeds less fees and expenses of the offering) from this offering of approximately $1,330,000, a majority of which was used to reduce the amount outstanding on the line of credit. The Company expects to use any additional Net Offering Proceeds from the sale of Shares from this offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a $25,000,000 revolving line of credit available, as described below. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company may also obtain Permanent Financing; although, it has not yet received a commitment for any Permanent Financing, and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets. The maximum amount the Company may borrow is 300% of the Company's Net Assets. The number of Properties to be acquired and Mortgage Loans in which the Company may invest will depend upon the amount of Net Offering Proceeds and loan proceeds available to the Company.

         Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, prior to such time, if any, as Listing occurs any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25% of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the Shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares redeemed by the Company exceed 5% of the number of Shares of the Company's outstanding Common Stock at the beginning of such 12-month period. During the year ended December 31, 2000, 3,316 Shares were redeemed at $9.20 per Share ($30,508) and retired from Shares outstanding of Common Stock. No Shares were redeemed in 1999 or 1998.

         Line of Credit and Security Agreement

         On April 20, 2000, the Company entered into a $25,000,000 revolving line of credit and security agreement with a bank to be used by the Company to acquire Properties. The line of credit provides that the Company may receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the Company's credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the line of credit will bear interest at either (i) a rate per annum equal to London Interbank Offered Rate (LIBOR) plus the difference between LIBOR and the bank's base rate at the time of the advance or (ii) a rate equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75% through April 1, 2002, and thereafter will bear interest at either (i) or (ii) above as of April 1, 2002. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance. During the year ended December 31, 2000, the Company obtained an advance for $8,100,000 and as of March 15, 2001 had repaid $5,840,000 relating to the line of credit, leaving an outstanding balance of $2,260,000. In connection with the advance on the line of credit, the Company incurred an origination fee, legal fees and closing costs of $55,917 that are being amortized on the straight-line method over five years. The proceeds from borrowing on the line of credit were used in connection with the purchase of the Company's Property, described below.

         Market Risk

         As of March 15, 2001, the Company had a balance of $2,260,000 outstanding on the line of credit. As discussed above, the interest rate on the first $9,700,000 drawn on the Company's line of credit will be 8.75% through April 1, 2002. However, the Company is subject to interest rate risk through advances greater than $9,700,000 on its variable rate line of credit. The Company may mitigate this risk by paying down its line of credit from offering proceeds should interest rates rise substantially.

         Property Acquisition

         On April 20, 2000, the Company acquired its first Property, a private-pay assisted living community in Orland Park, Illinois. In connection with the purchase of the Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         As of March 15, 2001, the Company had not entered into any arrangements creating a reasonable probability that an additional Property would be acquired or a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of March 15, 2001, the Company had not acquired any such Properties or entered into any Mortgage Loans.

         Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 2000, the Company had $177,884 invested in such short-term investments as compared to $4,744,222 at December 31, 1999. The decrease in the amount invested in short-term investments was primarily attributable to the purchase of the Company's Property and repayments on the line of credit, partially offset by subscription proceeds received from the sale of Shares during the year ended December 31, 2000. The funds remaining at December 31, 2000, along with additional funds expected to be received from the sale of Shares, will be used primarily to repay amounts outstanding on the line of credit, to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         Liquidity Requirements

         During the years ended December 31, 2000 and 1999, the Company generated cash from operations (which includes cash received from its tenant and interest, less cash paid for operating expenses) of $1,096,019 and $12,851, respectively. For the year ended December 31, 2000, cash from operations includes a security deposit of $553,956 which was received from the tenant. The Company expects to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenant defaulting under the terms of its lease agreement, the Company will use borrowings under its line of credit. The Company expects to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its line of credit and proceeds from this offering. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         Management believes that the Property is adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

         As of December 31, 2000, the tenant of the Property owned by the Company had established an FF&E Reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Property. Funds in the FF&E Reserve have been paid, granted and assigned to the Company. As of December 31, 2000, revenue relating to the FF&E Reserve totalled $19,672. Due to the fact that the Property is leased on a long-term, triple-net basis, meaning the tenant is required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Distributions

         The Company declared and paid Distributions to its stockholders totalling $502,078 and $50,404 during the year ended December 31, 2000 and the period July 14, 1999 (the date operations commenced) through December 31, 1999, respectively. No Distributions were paid or declared for the period December 22, 1997 (date of inception) through July 13, 1999 because operations had not commenced. In addition, on January 1, February 1 and March 1, 2001, the Company declared Distributions of $0.058 per Share to stockholders of record on January 1, February 1 and March 1, 2001, respectively, payable in March 2001.

         For the year ended December 31, 2000, approximately 54% of the Distributions received by stockholders were considered to be ordinary income and approximately 46% were considered a return of capital for federal income tax purposes. For the year ended December 31, 1999, 100% of the Distributions received by stockholders were considered to be ordinary income for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of March 15, 2001, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. The Company intends to continue to make Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.

         Due to Related Parties

         During the years ended December 31, 2000, 1999 and 1998, Affiliates incurred on behalf of the Company $387,704, $421,878 and $562,739, respectively, for certain organizational and offering expenses. In addition, during the years ended December 31, 2000 and 1999, Affiliates of the Company incurred $112,961 and $98,206, respectively, for certain Acquisition Expenses and $157,878 and $41,307, respectively, for certain operating expenses on behalf of the Company. No amounts were incurred for Acquisition Expenses or operating expenses in 1998. As of December 31, 2000, the Company owed the Affiliates $1,117,799 for such amounts and unpaid fees and administrative expenses. The Advisor has agreed to pay all organizational and offering expenses (excluding selling commissions and marketing support and due diligence expense reimbursement fees) in excess of three percent of gross proceeds of the offerings.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any Expense Year the greater of 2% of Average Invested Assets or 25% of Net Income (the "Expense Cap"). During the four quarters ended June 30, 2000, the Company's Operating Expenses exceeded the Expense Cap by $213,886 (the "June 2000 Reimbursement"); therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. During the Expense Years ended September 30, 2000 and December 31, 2000, the Company's Operating Expenses, net of the June 2000 Reimbursement, did not exceed the Expense Cap.

         Other

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

         Management expects that the cash generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

                              Results of Operations

Comparison of year ended December 31, 2000 to the years ended December 31, 1999 and 1998

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on July 14, 1999. The Company acquired its first private-pay, assisted living Property, a Brighton Gardens by Marriott, on April 20, 2000. As a result of the acquisition, the Company earned rental income and FF&E Reserve income of $981,672 during the year ended December 31, 2000. No rental income was earned for the years ended December 31, 1999 and 1998.

         All of the Company's rental income for the year ended December 31, 2000, was earned from one lessee, BG Orland Park, LLC. Although the Company intends to acquire additional Properties, including Properties located in various states and regions, and to carefully screen its tenants in order to reduce risks of default, failure of the lessee or the Marriott brand chain would significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of this Property for the ongoing operations of the lessee. It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired in subsequent periods.

         During the years ended December 31, 2000 and 1999, the Company earned $103,058 and $86,231, respectively, in interest income from investments in money market accounts. The increase in interest income is attributable to increased subscription proceeds received in 2000 being temporarily invested in highly liquid investments pending investment in Properties and Mortgage Loans. As Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including interest, depreciation and amortization for the years ended December 31, 2000 and 1999 were $859,952 and $114,621, respectively, including organizational expenses of $35,000 in 1999. Operating expenses increased during the year ended December 31, 2000, primarily due to the fact that the Company did not commence operations until July 14, 1999 and that the Company acquired its Property and received an advance on its line of credit in 2000. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. Organizational expenses represent the cost related to forming the Company and are not expected to be incurred on an ongoing basis.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap in an Expense Year. During the Expense Year ended June 30, 2000, the Company's Operating Expenses exceeded the Expense Cap by

$213,886; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. During the Expense Years ended September 30, 2000 and December 31, 2000, the Company's Operating Expenses, net of the June 2000 Reimbursement, did not exceed the Expense Cap.

         Other

         The Company has elected, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 2000 and 1999. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring automatic fixed increases in the base rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time.
Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         In April of 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which became effective for the Company January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. During the year ended December 31, 1999, operating expenses included a charge of $35,000 for organizational costs.

         Management currently knows of no trends that will have a material adverse effect on liquidity, capital resources or results of operations of the Company.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

           Name                   Age         Position with the Company
----------------------------     -------      ---------------------------------

James M. Seneff, Jr.               54         Director, Chairman of the Board
                                                and Chief Executive Officer
Robert A. Bourne                   53         Director and President
David W. Dunbar                    48         Independent Director
Timothy S. Smick                   49         Independent Director
Edward A. Moses                    58         Independent Director
Phillip M. Anderson, Jr.           40         Chief Operating Officer and
                                                Executive Vice President
Thomas J. Hutchison III            59         Executive Vice President
Lynn E. Rose                       52         Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff also is a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Corp., the Advisor to the Company. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Retirement Corp., CNL
Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $4.8 billion in assets, representing interests in approximately 1,900 properties and approximately 1,200 mortgage loans in 48 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Hospitality Corp., its advisor. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and currently serves as co-Chief Executive Officer of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with such company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director and President. Mr. Bourne also serves as a director and President of CNL Retirement Corp., the Advisor to the Company. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and President of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and President of CNL Hospitality Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with such company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         David W. Dunbar. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Bank, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay Care Health System, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as vice chairman of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital and a member of the board of directors of North Bay Hospital, a 122-bed facility. He is a former member of the board of directors of Morton Plant Mease Hospital Foundation. In addition, Mr. Dunbar serves as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square-foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. In addition, in 1990, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar began his professional career with Southeast Banking Corporation in Miami, from 1975 through 1981, serving as a regional vice president of commercial mortgage lending. Mr. Dunbar received a B.S. degree in Finance from Florida State University in 1975. He is also a 1977 graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana State University.

         Timothy S. Smick. Independent Director. Mr. Smick is currently an independent investor. From 1996 through February 1998, Mr. Smick served as chief operating officer, executive vice president and a member of the board of directors of Sunrise Assisted Living, Inc., one of the nation's leading providers of assisted living care for seniors with 68 communities located in 13 states. In addition, Mr. Smick served as president of Sunrise Management Inc., a wholly owned subsidiary of Sunrise Assisted Living, Inc. During 1995, Mr. Smick served as a senior housing consultant to LaSalle Advisory, Ltd., a pension fund advisory company. From 1985 through 1994, Mr. Smick was chairman and chief executive officer of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states. Mr. Smick's health care industry experience also includes serving as the regional operations director for Manor Healthcare, Inc., a division of ManorCare, Inc., and as operations director for Allied Health & Management, Inc. Prior to co-founding PersonaCare, Inc., Mr. Smick was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Smick received a B.A. in English from Wheaton College and pursued graduate studies at Loyola College.

         Edward A. Moses. Independent Director. Dr. Moses served as dean of the Roy E. Crummer Graduate School of Business at Rollins College from 1994 to 2000, and has served as a professor and the Bank of America professor of finance since 1989. As dean, Dr. Moses established a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University, and is a member of the board of directors of HTE, Inc. and DemandStar.com. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and an M.B.A. in 1967 and a Ph.D. in Finance from the University of Georgia in 1971.

         Phillip M. Anderson, Jr. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Retirement Corp. in January 1999 and is responsible for the planning and implementation of CNL's interest in health care industry investments, including acquisitions, development, project analysis and due diligence. He also currently serves as the Chief Operating Officer of both CNL Retirement Corp., the Company's Advisor, and of CNL Retirement Development Corp. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors' housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. After assuming responsibility for acquisitions, Mr. Anderson doubled the number of senior living apartments/beds ("units") in the portfolio by adding over 1,200 units. In addition, the development of an additional 1,000 units of seniors' housing commenced under Mr. Anderson's direction. Mr. Anderson also served on Classic's Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board and insurance committee. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

         Thomas J. Hutchison III. Executive Vice President. Mr. Hutchison also serves as an Executive Vice President of CNL Retirement Corp., the Advisor of the Company, as well as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as an Executive Vice President of CNL Hospitality Properties, Inc. and an Executive Vice President and a director of CNL Hospitality Corp., its advisor. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering re-organization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Retirement Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Hospitality Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Retirement Corp. is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Retirement Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

The directors and executive officers of the Advisor are as follows:

             James M. Seneff, Jr.              Chairman of the Board, Chief
                                                Executive Officer, and Director
             Robert A. Bourne                  President and Director
             Phillip M. Anderson, Jr.          Chief Operating Officer
             Thomas J. Hutchison III           Executive Vice President
             Lynn E. Rose                      Secretary, Treasurer and Director

         The  backgrounds  of  these   individuals  are  described  above  under
"Management -- Directors and Executive Officers."

THE ADVISORY AGREEMENT

         The following paragraph updates and replaces the last paragraph on page 75 of the Prospectus under the heading "The Advisor and the Advisory Agreement."

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on September 16, 2001. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the years ended December 31, 1999 and 1998, the Company incurred $388,109 and $1,912, respectively, of such fees in connection with the Initial Offering, of which $370,690 and $1,785, respectively, was paid by CNL Securities Corp. as commissions to other broker-dealers. In addition, during the period January 1, 2000 through September 18, 2000, the Company incurred $338,902 of such fees in connection with the Initial Offering, and during the period September 19, 2000 through March 15, 2001, the Company incurred $262,818 of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, all or a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1999 and 1998, the Company incurred $25,874 and $128, respectively, of such fees in connection with the Initial Offering, the majority of which was reallowed to other broker-dealers and from which all bona fide due diligence expenses was paid. In addition, during the period January 1, 2000 through September 18, 2000, the Company incurred $22,593 of such fees in connection with the Initial Offering, and during the period September 19, 2000 through March 15, 2001, the Company incurred $17,521 of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         In addition, in connection with the Initial Offering, the Company agreed to issue and sell soliciting dealer warrants to the Managing Dealer. The price for each warrant was $0.0008 and one warrant was issued for every 25 Shares sold by the Managing Dealer in connection with the Initial Offering. All or a portion of the soliciting dealer warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant is entitled to purchase one Share of Common Stock from the Company at a price of $12.00 during the five-year period commencing September 18, 1998. No soliciting dealer warrants, however, are exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Company issued approximately 36,000 soliciting dealer warrants. No soliciting dealer warrants will be issued in connection with this offering.

         CNL Securities Corp. will also receive, in connection with this offering, a Soliciting Dealer Servicing Fee payable annually by the Company beginning on December 31 of the year following the year in which the offering is completed in the amount of 0.20% of Invested Capital (calculated for purposes of this fee, using only Shares sold pursuant to this offering). CNL Securities Corp. in turn may reallow all or a portion of such fees to Soliciting Dealers whose clients hold Shares on such date. As of December 31, 2000, no such fees had been incurred.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. For the years ended December 31, 1999 and 1998, the Company incurred $232,865 and $1,148, respectively, of such fees in connection with the Initial Offering. In addition, during the period January 1, 2000 through September 18, 2000, the Company incurred $203,341 of such fees in connection with the Initial Offering, and during the period September 19, 2000 through March 15, 2001, the Company incurred $157,691 of such fees in connection with this offering.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 2000, the Company incurred $55,396 of such fees. No such fees were incurred during the years ended December 31, 1999 and 1998.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. During the four fiscal quarters ended June 30, 2000, the Company's Operating Expenses exceeded the Expense Cap by $213,886; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. During the Expense Years ended September 30, 2000 and December 31, 2000, the Company's Operating Expenses, net of the June 2000 Reimbursement, did not exceed the Expense Cap.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 2000, 1999 and 1998, the Company incurred $346,918, $373,480 and $196,184, respectively, for these services. For the years ended December 31, 2000 and 1999, $117,679 and $328,229, respectively, of such costs represented stock issuance costs, $31,370 and $6,455, respectively, represented acquisition-related costs and $197,869 and $38,796, respectively, represented general operating and administrative expenses. For 1998, such amounts are included in deferred offering costs.

         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and hotel properties and have not invested in retirement properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 89 and 88 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Messrs. Seneff and Bourne also currently serve as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2000, the 18 partnerships and the two unlisted REITs had raised a total of approximately $2 billion from a total of approximately 97,000 investors, and owned approximately 1,600 fast-food, family-style and casual-dining restaurant properties, and 29 hotels. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $15,000,000               December 31, 1986             30,000           December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000               August 21, 1987               50,000           November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000               April 29, 1988                50,000           June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000               December 6, 1988              60,000           February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000               June 7, 1989                  50,000           December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000               January 19, 1990              70,000           May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000               August 1, 1990              30,000,000         January 1991
Fund VII, Ltd.               (30,000,000 units)
                                                                                    Number of          Date 90% of Net
                                                                                     Limited            Proceeds Fully
                             Maximum                                               Partnership           Invested or
Name of                      Offering                                               Units or             Committed to
Entity                       Amount (1)                Date Closed                 Shares Sold          Investment (2)
------                       ----------                -----------                 -----------          --------------

CNL Income                   $35,000,000               March 7, 1991               35,000,000         September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000               September 6, 1991            3,500,000         November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000               April 22, 1992               4,000,000         June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000               October 8, 1992              4,000,000         September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               April 15, 1993               4,500,000         July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 13, 1993           4,000,000         August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000               March 23, 1994               4,500,000         May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000               September 22, 1994           4,000,000         December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000               July 18, 1995                4,500,000         August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000               October 10, 1996             3,000,000         December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000               February 6, 1998             3,500,000         December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413              January 20, 1999 (3)         37,373,221 (3)    February 1999 (3)
Properties Fund, Inc.        (37,373,221 shares)

CNL Hospitality              $875,072,637                      (4)                     (4)                   (4)
Properties, Inc.             (87,507,264 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4)      Effective  July  9,  1997,  CNL  Hospitality   Properties,   Inc.  (the
         "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares)
         through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totalling approximately $275,000,000. Following the completion of the 1999 Offering on
         September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($45,000,000) of common stock. As of December 31, 2000, the Hospitality Properties REIT had received subscriptions totalling $67,570,406
         (6,757,040 shares), including $702,339 (70,233 shares) through the reinvestment plan, from the 2000 Offering. As of such date, the Hospitality Properties REIT had purchased, directly or through its subsidiaries, 29 properties, including two properties on which hotels are being constructed, and one property through a joint venture, on which a resort is being constructed.

         As of December 31, 2000, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 2000. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 304 projects as of December 31, 2000. These 304 projects consist of 19 apartment projects (comprising 9% of the total amount raised by all 69 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 70% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 4% of the total amount raised by all 69 partnerships), 28 commercial/retail properties (comprising 12% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2000 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 2000, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        60 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, MA, MI,
                           restaurants               MN, NC, NE, NM, NY,
                                                     OH, OK, PA, TN, TX,
                                                     VA, WA, WY

CNL Income Fund            53 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               OH, PA, SC, TN, TX,
                                                     UT, WA

CNL Income Fund            45 fast-food or           AZ, FL, IL, IN, LA,             All cash            Public
VIII, Ltd.                 family-style              MI, MN, NC, NY, OH,
                           restaurants               TN, TX, VA

CNL Income Fund IX,        46 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MI, MN,
                           restaurants               MS, NC, NH, NY, OH,
                                                     SC, TN, TX

CNL Income Fund X,         55 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, LA, MI, MO,
                           restaurants               MT, NC, NE, NH, NM,
                                                     NY, OH, PA, SC, TN,
                                                     TX, WA

CNL Income Fund XI,        44 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA





      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------

CNL Income Fund            53 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
XII, Ltd.                  family-style              GA, LA, MO, MS, NC,
                           restaurants               NM, OH, SC, TN, TX, WA

CNL Income Fund            50 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, NC, OH, PA, SC,
                                                     TN, TX, VA

CNL Income Fund            69 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA

CNL Income Fund XV,        57 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            49 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, MN,
                           restaurants               MO, NC, NM, NV, OH,
                                                     PA, TN, TX, UT, WI

CNL Income Fund            32 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MI, NC, NV, OH, SC,
                           casual-dining             TN, TX, WA
                           restaurants

CNL Income Fund            26 fast-food,             AZ, CA, FL, GA, IL,             All cash            Public
XVIII, Ltd.                family-style or           KY, MD, MN, NC, NV,
                           casual-dining             NY, OH, PA, TN, TX, VA
                           restaurants

CNL American               794 fast-food,            AL, AR, AZ, CA, CO,               (1)             Public REIT
Properties Fund,           family-style or           CT, DE, FL, GA, IA,
Inc.                       casual-dining             ID, IL, IN, KS, KY,
                           restaurants               LA, MD, MI, MN, MO,
                                                     MS, NC, NE, NH, NJ,
                                                     NM, NV, NY, OH, OK,
                                                     OR, PA, RI, SC, TN,
                                                     TX, UT, VA, WA, WI, WV

CNL Hospitality            29 limited                AZ, CA, CO, FL, GA,               (2)             Public REIT
Properties, Inc.           service, extended         KS, MA, MD, ME, NC,
                           stay or full              NJ, NV, PA, TX, UT,
                           service hotels            VA, WA


---------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its lines of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of December 31, 2000, approximately 26% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REITs equity offerings.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1996 and December 2000, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The   following   table   reflects   total   Distributions   and  total
Distributions per Share declared by the Company during each month since the Company commenced operations.

                               Total           Distributions
       Month               Distributions         per Share
--------------------       --------------      ---------------

August 1999                 $   7,422              $0.025
September 1999                  9,038               0.025
October 1999                   10,373               0.025
November 1999                  11,289               0.025
December 1999                  12,282               0.025
January 2000                   13,501               0.025
February 2000                  14,530               0.025
March 2000                     15,562               0.025
April 2000                     24,822               0.037
May 2000                       40,804               0.058
June 2000                      43,306               0.058

                               Total           Distributions
       Month               Distributions         per Share
--------------------       --------------      ---------------

July 2000                      50,847               0.058
August 2000                    52,929               0.058
September 2000                 57,135               0.058
October 2000                   59,147               0.058
November 2000                  63,260               0.058
December 2000                  66,235               0.058
January 2001                   69,134               0.058
February 2001                  74,465               0.058
March 2001                     76,287               0.058

         The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Currently, Distributions are declared monthly and paid quarterly during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a daily basis during the offering period. The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         For the year ended December 31, 2000 and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the year ended December 31, 2000, 46% was considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had only acquired one Property and was still in the offering stage as of December 31, 2000, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The following paragraph updates and replaces the first paragraph under the heading "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" on page 88 of the Prospectus.

         General. The Company has authorized a total of 206,000,000 shares of capital stock, consisting of 100,000,000 Shares of Common Stock, $0.01 par value per Share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." As of March 15, 2001, the Company had 1,339,006 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 13,492 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available.


                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF THE COMPANY

         The following paragraph updates and replaces the second paragraph under the heading "Federal Income Tax Considerations -- Taxation of the Company -- General" on page 95 of the Prospectus.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that the Company makes an election pursuant to Section 1.337(d)-5T(b) of the Temporary Regulations upon its acquisition of an asset from a C corporation.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 2000, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment Leases, together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer's securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 90% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If the Company ultimately were unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

CHARACTERIZATION OF PROPERTY LEASES

         The  following  information  updates and  replaces  the first and fifth
paragraphs   under  the   heading   "Federal   Income  Tax   Considerations   --
Characterization of Property Leases" beginning on page 103 of the Prospectus.

         The Company will purchase both new and existing Properties and lease them to Operators pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.

                                  THE OFFERING

PLAN OF DISTRIBUTION

         The following information updates and replaces the second and fourth full paragraphs on page 107 of the Prospectus and the last paragraph on page 108 of the Prospectus under the heading "The Offering -- Plan of Distribution."

         In connection with the Initial Offering, the Company issued to the Managing Dealer, a soliciting dealer warrant to purchase one Share of Common Stock for every 25 Shares sold in such offering, to be exercised, if at all, during the five-year period commencing September 18, 1998 (the "Exercise Period"), at a price of $12.00 per share. The Managing Dealer may, in its sole discretion, reallow all or any part of such soliciting dealer warrant to certain Soliciting Dealers, unless prohibited by federal or state securities laws. Soliciting dealer warrants will not be exercisable until one year from date of issuance. Soliciting dealer warrants are not transferable or assignable except by the Managing Dealer, the Soliciting Dealers, their successors in interest, or individuals who are officers or partners of such a person.

         Selling Commissions for purchases of 500,001 Shares or more will, in the sole discretion of the Managing Dealer, be reduced to $0.20 per Share ($0.15 of which may be reallowed to a Soliciting Dealer) or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         In addition, stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a seven-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). The volume discount will not be applicable to purchases with regard to which stockholders elect the Deferred Commission Option. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.15 per Share will be payable as Selling Commissions due upon subscription, $0.10 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the six years following such subscription (or for such six year period commencing at a later date agreed upon by the Managing Dealer and the Soliciting Dealer) on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for six years which will be deducted from and paid by the Company out of distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

ERISA CONSIDERATIONS

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(g) of the Exchange Act.


                                     EXPERTS

         The financial statements of the Company as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the financial statement schedule as of December 31, 2000, included in this Prospectus, have been included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


                                   DEFINITIONS

         "Initial Offering" means the initial offering of the Company which commenced on September 18, 1998 and terminated on September 18, 2000.

         "Operators" means operators of facilities at which seniors' housing or health care services are provided, including, but not limited to, congregate living facilities, assisted living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, medical office buildings and walk-in clinics.

         "Retirement Partners" means CNL Retirement Partners, LP, a Delaware limited partnership. Properties acquired are expected to be held by Retirement Partners and, as a result, owned by the Company through Retirement Partners.

                                  ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION

              -----------------------------------------------
              |                                             |
              | THE FINANCIAL STATEMENTS INCLUDED           |
              | IN THIS APPENDIX B UPDATE AND REPLACE       |
              | APPENDIX B TO THE ATTACHED PROSPECTUS,      |
              | DATED SEPTEMBER 5, 2000.                    |
              |                                             |
              -----------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.
                   (formerly CNL Health Care Properties, Inc.)

                                                                                                         Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of December 31, 2000                                        B-2

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2000                   B-3

     Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2000           B-4

Audited Consolidated Financial Statements:

     Report of Independent Certified Public Accountants                                                  B-6

     Consolidated Balance Sheets as of December 31, 2000 and 1999                                        B-7

     Consolidated Statements of Operations for the years ended December 31, 2000, 1999 and 1998          B-8

     Consolidated Statements of Stockholders' Equity for the years ended December 31, 2000, 1999
        and 1998                                                                                         B-9

     Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998          B-10

     Notes to Consolidated Financial Statements for the years ended December 31, 2000, 1999 and 1998     B-12

Financial Statement Schedule:

     Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2000                     B-20

     Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2000            B-22

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and subsidiaries (the "Company") gives effect to (i) the receipt of an initial capital contribution of $200,000 from the Advisor, $11,691,593 in gross offering proceeds from the sale of 1,169,156 shares of common stock for the period from inception through December 31, 2000, and the application of such funds to pay offering expenses and miscellaneous acquisition expenses, to purchase a property, and to redeem 3,316 shares of common stock pursuant to the Company's redemption plan, and (ii) the receipt of $1,531,635 in gross offering proceeds from the sale of 153,164 additional shares for the period January 1, 2001 through March 15, 2001, the accrual payment of related offering expenses, acquisition fees and miscellaneous acquisition expenses as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2000 includes the transactions described in (i) above, from the historical balance sheet, adjusted to give effect to the transactions in (ii) above as if they had occurred on December 31, 2000.

         The Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2000, includes the operating results of the property described in (i) above as if it had been acquired on January 1, 2000.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 2000

                                                                                      Pro Forma
                           ASSETS                              Historical            Adjustments                Pro Forma
                                                              -------------          -------------            -------------

Land, building and equipment on operating lease, net            $14,417,908                $   --              $ 14,417,908
Cash and cash equivalents                                           177,884             1,531,635     (a)         1,709,519
Restricted cash                                                      17,312                    --                    17,312
Receivables                                                           2,472                    --                     2,472
Loan costs, net                                                      48,119                    --                    48,119
Accrued rental income                                                21,128                    --                    21,128
Other assets                                                          3,737                68,924     (a)            72,661
                                                              -------------          -------------            -------------
                                                               $ 14,688,560            $1,600,559              $ 16,289,119
                                                              =============          =============            =============


            LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Line of credit                                              $ 3,795,000                $   --               $ 3,795,000
    Accounts payable and accrued expenses                             5,864                    --                     5,864
    Due to related parties                                        1,117,799               191,455     (a)         1,309,254
    Interest payable                                                 11,045                    --                    11,045
    Security deposits                                               553,956                    --                   553,956
    Rents paid in advance                                             1,348                    --                     1,348
                                                              -------------          -------------            -------------
          Total liabilities                                       5,485,012               191,455                 5,676,467
                                                              -------------          -------------            -------------


Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                          --                    --                        --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                        --                    --                        --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued 1,189,156
       and outstanding 1,185,840 shares; issued 1,342,320
       and outstanding 1,339,004 shares, as adjusted                 11,858                 1,532     (a)            13,390
    Capital in excess of par value                                9,547,784             1,407,572     (a)        10,955,356
    Accumulated distributions in excess of net earnings            (356,094 )                  --                  (356,094 )
                                                              -------------          -------------            -------------
          Total stockholders' equity                              9,203,548             1,409,104                10,612,652
                                                              -------------          -------------            -------------
                                                               $ 14,688,560            $1,600,559              $ 16,289,119
                                                              =============          =============            =============


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2000

                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                       ------------           ---------------           -------------
Revenues:
    Rental income from operating lease                    $ 962,000               $  417,761   (1)       $ 1,379,761
    FF&E reserve income                                      19,672                    9,809   (2)            29,481
    Interest income                                         103,058                  (90,959   (3)            12,099
                                                        ------------          ---------------           -------------
                                                          1,084,730                  336,611               1,421,341
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                367,374                  216,563   (4)           583,937
    General operating and administrative                    340,086                       --                 340,086
    Asset management fees to related party                   55,396                   27,697   (5)            83,093
    Reimbursement of operating expenses from
       related party                                       (213,886  )                31,652   (6)          (182,234  )
    Depreciation and amortization                           310,982                  134,726   (7)           445,708
                                                        ------------          ---------------           -------------
                                                            859,952                  410,638               1,270,590
                                                        ------------          ---------------           -------------

Net Earnings                                              $ 224,778               $  (74,027   )           $ 150,751
                                                        ============          ===============           =============

Earnings Per Share of Common Stock
    (Basic and Diluted)                                    $   0.27                            (8)          $   0.17
                                                        ============                                    =============

Weighted Average Number of Shares of Common
    Stock Outstanding                                       845,833                            (8)           876,472
                                                        ============                                    =============



See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2000


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $1,531,635 from the sale of 153,164 shares during the period January 1, 2001 through March 15, 2001, and the accrual of $191,455 for related acquisition fees of $68,924 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $114,873 (7.5% of gross proceeds) and marketing support and due diligence expense reimbursement fees of $7,658 (0.5% of gross proceeds) which have been netted against stockholders' equity.

Unaudited Pro Forma Consolidated Statement of Earnings:

(1) Represents adjustment to rental income from the operating lease for the property acquired by the Company on April 20, 2000 (the "Pro Forma Property") for January 1, 2000, to the date the Pro Forma Property was acquired by the Company.

         The lease provides for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the lease for the Pro Forma Property during the period the Company was assumed to have held the property.

(2) Represents reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Property (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income was earned at approximately $2,500 per month.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the period commencing January 1, 2000, to the date the Pro Forma Property was acquired by the Company, as described in Note (1). The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately five percent per annum by the Company during the year ended December 31, 2000.

(4) Represents adjustment to interest expense incurred at a rate of 8.75% per annum in connection with the assumed borrowings from the line of credit of $8,100,000 from January 1, 2000, to the date the Pro Forma Property was acquired by the Company.

(5) Represents increase in asset management fees relating to the Pro Forma Property for the period commencing January 1, 2000, to the date the Pro Forma Property was acquired by the Company, as described in Note (1). Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(6) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2000, the Company's operating expenses exceeded the Expense Cap by $213,886. During the Expense Year ended September 30, 2000 and December 31, 2000, the Company's operating expenses, net of the June 2000 Reimbursement, did not exceed the Expense Cap.

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statement of Earnings as operational since January 1, 2000, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the year ended December 31, 2000.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE Year ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(7) Represents increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Property accounted for as an operating lease using the straight-line method. The building and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $55,917 (.5% origination fee on the $8,100,000 from borrowings on the line of credit, associated legal fees and closing costs) amortized under the straight-line method over a period of five years from January 1, 2000 to the date the Pro Forma Property was acquired by the Company.

(8) Historical earnings per share was calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2000.

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statement of Earnings as operational since January 1, 2000, the Company assumed approximately 670,638 shares of common stock were sold, and the net offering proceeds were available for the purchase of this property. Consequently, the weighted average number of shares outstanding for the pro forma periods were adjusted by an additional 130,600 shares as of January 1, 2000. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the year ended December 31, 2000.

               Report of Independent Certified Public Accountants



To the Board of Directors
CNL Retirement Properties, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc. (a Maryland corporation) and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/S/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
January 26, 2001

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

                           CONSOLIDATED BALANCE SHEETS


                                                                                             December 31,
                                                                                 2000                         1999
                                                                            ---------------               -------------

                                ASSETS

Land, building and equipment on operating lease, net                         $ 14,417,908                     $    --
Cash and cash equivalents                                                         177,884                   4,744,222
Restricted cash                                                                    17,312                          --
Receivables                                                                         2,472                          --
Loan costs, less accumulated amortization of $7,798                                48,119                          --
Accrued rental income                                                              21,128                          --
Other assets                                                                        3,737                     344,338
                                                                           ---------------              --------------

                                                                             $ 14,688,560                 $ 5,088,560
                                                                           ===============              ==============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Line of credit                                                           $  3,795,000                     $    --
    Due to related parties                                                      1,117,799                   1,775,256
    Accounts payable and accrued expenses                                           5,864                      21,167
    Interest payable                                                               11,045                          --
    Security deposit                                                              553,956                          --
    Rent paid in advance                                                            1,348                          --
                                                                           ---------------              --------------
          Total liabilities                                                     5,485,012                   1,796,423
                                                                           ---------------              --------------


Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000  shares                                      --                          --
    Excess shares,  $.01 par value per share.
       Authorized and unissued  103,000,000  shares                                    --                          --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued 1,189,156 and 540,028 shares, respectively, outstanding 1,185,840 and 540,028 shares,
       respectively                                                                11,858                       5,400
    Capital in excess of par value                                              9,547,784                   3,365,531
    Accumulated distributions in excess of net earnings                          (356,094 )                   (78,794 )
                                                                           ---------------              --------------
          Total stockholders' equity                                            9,203,548                   3,292,137
                                                                           ---------------              --------------

                                                                             $ 14,688,560                 $ 5,088,560
                                                                           ===============              ==============


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          Year Ended December 31,
                                                               2000                1999                1998
                                                          -------------       -------------      ---------------

Revenues:
    Rental income from operating lease                       $ 962,000             $    --              $    --
    FF&E reserve income                                         19,672                  --                   --
    Interest income                                            103,058              86,231                   --
                                                          -------------       -------------      ---------------
                                                             1,084,730              86,231                   --
                                                          -------------       -------------      ---------------

Expenses:
    Interest                                                   367,374                  --                   --
    General operating and administrative                       340,086              79,621                   --
    Asset management fees to related party                      55,396                  --                   --
    Organizational costs                                            --              35,000                   --
    Reimbursement of operating expenses
       from related party                                     (213,886 )                --                   --
    Depreciation and amortization                              310,982                  --                   --
                                                          -------------       -------------      ---------------
                                                               859,952             114,621                   --
                                                          -------------       -------------      ---------------

Net Earnings (Loss)                                         $  224,778          $  (28,390 )            $    --
                                                          =============       =============      ===============

Net Earnings (Loss) Per Share of Common
    Stock (Basic and Diluted)                                $    0.27           $   (0.07 )            $    --
                                                          =============       =============      ===============

Weighted Average Number of Shares of
    Common Stock Outstanding (Basic
    and Diluted)                                               845,833             412,713                   --
                                                          =============       =============      ===============


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years Ended December 31, 2000, 1999 and 1998


                                                                                               Accumulated
                                                          Common stock          Capital in    distributions in
                                                        Number       Par        excess of     excess of net
                                                      of Shares     value       par value        earnings         Total
                                                      ----------  ----------   -------------  ---------------  ------------

Balance at December 31, 1997                             20,000     $   200      $  199,800        $      --    $  200,000

Subscriptions received for common stock
   through public offering                                2,550          26          25,474               --
                                                                                                                  25,500

Subscriptions held in escrow at December 31, 1998        (2,550 )       (26 )       (25,474 )             --       (25,500 )
                                                      ----------  ----------   -------------  ---------------  ------------

Balance at December 31, 1998                             20,000         200         199,800               --       200,000

Subscriptions received for common stock
    through public offering and distribution
    reinvestment plan                                   543,528       5,435       5,429,848               --     5,435,283

Subscriptions held in escrow at December 31, 1999       (23,500 )      (235 )      (234,765 )             --      (235,000 )

Stock issuance costs                                         --          --      (2,029,352 )             --    (2,029,352 )

Net loss                                                     --          --              --          (28,390 )     (28,390 )

Distributions declared and paid ($0.125 per share)           --          --              --          (50,404 )     (50,404 )
                                                      ----------  ----------   -------------  ---------------  ------------

Balance at December 31, 1999                            540,028       5,400       3,365,531          (78,794 )   3,292,137

Subscriptions received for common stock
    through public offering and distribution
    reinvestment plan                                   625,628       6,256       6,250,054               --     6,256,310

Subscriptions released from escrow                       23,500         235         234,765               --       235,000

Retirement of common stock                               (3,316 )       (33 )       (30,475 )             --       (30,508 )

Stock issuance costs                                         --          --      (1,027,216 )             --    (1,027,216 )

Adjustment to previously accrued stock issuance costs        --          --         755,125               --       755,125

Net earnings                                                 --          --              --          224,778       224,778

Distributions declared and paid ($0.5785 per share)          --          --              --         (502,078 )    (502,078 )
                                                      ----------  ----------   -------------  ---------------  ------------

Balance at December 31, 2000                          1,185,840    $ 11,858     $ 9,547,784     $   (356,094 ) $ 9,203,548
                                                      ==========  ==========   =============  ===============  ============


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                             Year Ended December 31,
                                                                 2000                 1999              1998
                                                             -------------        -------------      ------------
Increase (Decrease) in Cash and Cash Equivalents:

     Operating Activities:
       Cash received from tenant                              $ 1,513,376              $    --           $   --
       Interest received                                          103,058               86,231               --
       Cash paid for expenses                                    (377,972 )            (73,380 )             --
       Reimbursement of operating expenses from
         related party                                            213,886                   --               --
       Cash paid for interest                                    (356,329 )                 --               --
                                                            --------------       --------------     ------------

         Net cash provided by operating activities              1,096,019               12,851               --
                                                            --------------       --------------     ------------

     Investing Activities:
       Additions to land, building and equipment on
         operating lease                                      (13,848,900 )                 --               --
       Payment of acquisition costs                              (562,491 )                 --               --
       Increase in restricted cash                                (17,312 )                 --               --
                                                            --------------       --------------     ------------
         Net cash used in investing activities                (14,428,703 )                 --               --
                                                            --------------       --------------     ------------

     Financing Activities:
       Reimbursement of organizational, offering
         and acquisition costs paid by related party
         on behalf of the Company                                (411,875 )             (2,447 )       (135,339 )
       Proceeds from line of credit                             8,100,000                   --               --
       Payment of loan costs                                      (55,917 )                 --               --
       Repayment of borrowings on line of credit               (4,305,000 )                 --               --
       Subscriptions received from stockholders                 6,491,310            5,200,283               --
       Distributions to stockholders                             (502,078 )            (50,404 )             --
       Retirement of common stock                                 (30,508 )                 --               --
       Payment of stock issuance costs                           (519,586 )           (416,153 )        (64,569 )
                                                            --------------       --------------     ------------
         Net cash provided by (used in)
           financing activities                                 8,766,346            4,731,279         (199,908 )
                                                            --------------       --------------     ------------

Net Increase (Decrease) in Cash and Cash
     Equivalents                                               (4,566,338 )          4,744,130         (199,908 )

Cash and Cash Equivalents at Beginning of Year                  4,744,222                   92          200,000
                                                            --------------       --------------     ------------

Cash and Cash Equivalents at End of Year                       $  177,884          $ 4,744,222          $    92
                                                            ==============       ==============     ============


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                            Year Ended December 31,
                                                                  2000                 1999               1998
                                                              -------------        -------------       ------------

Reconciliation of Net Earnings (Loss) to Net Cash
    Provided by Operating Activities:

       Net earnings (loss)                                      $  224,778           $  (28,390 )          $    --
       Adjustments to reconcile net earnings (loss) to
         net cash provided by operating activities:
           Depreciation                                            303,184                   --                 --
           Amortization                                              7,798                   --                 --
           Organizational costs                                         --               20,000                 --
           Changes in operating assets and liabilities:
                Receivables                                         (2,472 )                 --                 --
                Accrued rental income                              (21,128 )                 --                 --
                Other assets                                         1,798               (5,535 )               --
                Interest payable                                    11,045                   --                 --
                Accounts payable and other accrued
                  expenses                                         (14,173 )             20,037                 --
                Due to related parties                              29,885                6,739                 --
                Security deposit                                   553,956                   --                 --
                  Rent paid in advance                               1,348                   --                 --
                                                             --------------       --------------     --------------
                  Net cash provided by operating
                    activities                                 $ 1,096,019           $   12,851            $    --
                                                             ==============       ==============     ==============

Supplemental Schedule of Non-Cash Investing and Financing Activities:

       Amounts incurred by the Company and paid by
         related  parties on behalf of the Company
         and its subsidiaries were as follows:
           Acquisition costs                                    $  112,961           $   98,206             $   --
           Organizational costs                                         --                   --             20,000
           Deferred offering costs                                      --                   --            542,739
           Stock issuance costs                                    387,704              421,878                 --
                                                             --------------       --------------     --------------
                                                                $  500,665           $  520,084          $ 562,739
                                                             ==============       ==============     ==============

       Adjustment to previously accrued stock
          issuance costs                                        $  755,125              $    --             $   --
                                                             ==============       ==============     ==============

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 2000, 1999 and 1998


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Retirement Properties, Inc., formerly known as CNL Health Care Properties, Inc., was organized pursuant to the laws of the state of Maryland on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., each of which was organized pursuant to the laws of the state of Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of CNL Retirement Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc., CNL Retirement Partners, LP, CNL Retirement GP Corp. and CNL Retirement LP Corp.

         The Company intends to use the proceeds from its public  offerings (see
         Note 2), after deducting offering expenses, primarily to acquire real estate properties (the "Property or Properties") related to seniors' housing and retirement facilities ("Retirement Facilities") located across the United States. The Retirement Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing ("Mortgage Loans") to operators of Health Care Facilities in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Health Care Facilities. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to 10 percent of the Company's total assets.

         The Company was a development stage enterprise from December 22, 1997 through July 13, 1999. Since operations had not begun, activities through July 13, 1999, were devoted to organization of the Company.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries, CNL Retirement GP Corp. and CNL
         Retirement LP Corp., as well as the accounts of CNL Retirement Partners, LP. All significant intercompany balances and transactions have been eliminated.

         Real Estate and Lease Accounting - The Company recorded the acquisition of land, building, and equipment at cost, including acquisition and closing costs. Land, building and equipment are leased to an unrelated third party on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs.

         The Property lease is accounted for using the operating method. Under the operating method, land, building and equipment are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Building and equipment are depreciated on the straight-line method over their estimated useful lives of 40 and 7 years, respectively. Income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

         When the Property is sold, the related costs and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and any gain or loss from sale will be reflected in income. Management reviews its assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the Property. If an impairment is indicated, the assets are adjusted to their fair value.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -CONTINUED

                  Years Ended December 31, 2000, 1999 and 1998


1.       Significant Accounting Policies - Continued:

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Loan Costs - Loan costs incurred in connection with the Company's line of credit have been capitalized and are being amortized over the term of the loan using the straight-line method, which approximates the effective interest method.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements.

         Earnings Per Share - Basic earnings per share is calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. The weighted average number of shares of common stock outstanding for the years ended December 31, 2000 and 1999 was 845,833 and 412,713, respectively. As of December 31, 2000 and 1999, the Company did not have any potentially dilutive common shares.

         Reclassification   -  Certain  items  in  the  prior  years'  financial
         statements have been reclassified to conform with the 2000 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standard - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133.") FAS 133, as amended by FAS 137, "Deferral of Effective Date of FAS 133," is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (January 1, 2001 for the Company.) FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on the type of derivative. As of December 31, 2000, the Company has not engaged in any transactions that include derivative instruments. Management of the Company plans to limit its use of derivative instruments and, therefore, anticipates that the adoption of FAS 133 will not have a significant effect on the Company's results of operations or its financial position.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 2000, 1999 and 1998


2.       Public Offerings:

         On September 18, 2000, the Company completed its offering of up to 15,500,000 shares of common stock ($155,000,000) (the "Initial Offering"), which included 500,000 shares ($5,000,000) available only to stockholders who elected to participate in the Company's distribution reinvestment plan. In addition, the Company registered up to 600,000 shares issuable upon the exercise of warrants granted to the managing dealer of the Initial Offering as shares were sold. In connection with the Initial Offering, the Company received subscription proceeds of $9,718,974 (971,898 shares) including $50,463 (5,046 shares) through the distribution reinvestment plan and had issued approximately 35,776 warrants to the managing dealer of the Initial Offering (see Note 9).

         Immediately following the completion of the Initial Offering, the Company commenced an offering of up to 15,500,000 shares of common stock ($155,000,000) (the "2000 Offering"). Of the 15,500,000 shares of common stock offered, up to 500,000 are available to stockholders purchasing shares through the distribution reinvestment plan. The price per share and other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for the selling commissions and expenses in connection with the offering and
         (ii) to CNL Retirement Corp. (the "Advisor") for acquisition fees, are substantially the same as for the Company's Initial Offering. As of December 31, 2000, the Company had received total proceeds from the Initial Offering, the 2000 Offering and the sale of warrants of $11,691,593 (1,169,156 shares), including $134,919 (13,492 shares)
         through the distribution reinvestment plan.

3.       Land, Building and Equipment on Operating Lease:

         As of December 31, 2000, the Company owned one Property consisting of land, building and equipment, which was leased on a long-term, triple-net basis to a Health Care Facility operator. The lease is accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and has been classified as an operating lease. The lease is for 15 years, provides for minimum and contingent rent and requires the tenant to pay executory costs. In addition, the tenant pays all property taxes and assessments and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenant to renew the lease for four successive five-year periods subject to the same terms and conditions of the initial lease. The lease also requires the establishment of a capital expenditure reserve fund, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Property (the "FF&E Reserve"). Funds in the FF&E
         Reserve have been paid, granted and assigned to the Company as additional rent. For the year ended December 31, 2000, revenues from the FF&E Reserve totaled $19,672.

         Land, building and equipment on operating lease consisted of the following at December 31:

                                               2000              1999
                                          ---------------   ---------------

        Land                                  $ 2,162,388   $            --
        Building                               11,533,074                --
        Equipment                               1,025,630                --
                                          ---------------   ---------------
                                               14,721,092                --
        Less accumulated depreciation            (303,184 )              --
                                          ---------------   ---------------

                                             $ 14,417,908   $            --
                                          ===============   ===============

         The lease provides for an increase in the minimum annual rent commencing at the beginning of the third lease year. Such amount is recognized on a straight-line basis over the term of the lease commencing on the date the Property was placed in service. For the year ended December 31, 2000, the Company recognized $21,128 of such rental income. This amount is included in rental income from operating lease in the accompanying consolidated statements of operations.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2000, 1999 and 1998


3.       Land, Building and Equipment on Operating Lease - Continued:

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating lease at December 31, 2000:

                 2001                                  $ 1,350,267
                 2002                                    1,374,311
                 2003                                    1,384,890
                 2004                                    1,384,890
                 2005                                    1,384,890
                 Thereafter                             12,892,959
                                                     --------------

                                                      $ 19,772,207
                                                     ==============

         Since the lease is renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease term. In addition, this table does not include any amounts for future contingent rents, which may be received on the lease based on a percentage of the tenant's gross sales.

4.       Other Assets:

         Other assets as of December 31, 2000, were $3,737 and consisted of miscellaneous prepaid expenses. Other assets as of December 31, 1999, were $344,338 and consisted of acquisition fees and miscellaneous acquisition expenses that were allocated to the Company's Property and miscellaneous prepaid expenses.

5.       Redemption of Shares:

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing occurs any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25 percent of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the Shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period. During the year ended December 31, 2000, 3,316 shares of common stock were redeemed and retired. No shares were redeemed in 1999 or 1998.

6.       Line of Credit:

         On April 20, 2000, the Company entered into a revolving Line of Credit and security agreement with a bank to be used by the Company to acquire Properties. The Line of Credit provides that the Company will be able to receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, as determined by the bank in its reasonable discretion, of the Company's credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the Line of Credit will bear interest at either (i) a rate per annum equal to the London Interbank Offered Rate (LIBOR) plus the difference between LIBOR and the bank's base rate at the time of the advance or (ii) a rate equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2000, 1999 and 1998


6.       Line of Credit - Continued:

         Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75 percent through April 1, 2002, and thereafter will bear interest at either (i) or (ii) above as of April 1, 2002. In addition, a fee of 0.5 percent per advance will be due and payable to the bank on funds as advanced. Each advance made under the Line of Credit will be collateralized by the assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorney's fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. The Company obtained an advance of $8,100,000 relating to the Line of Credit during the year ended December 31, 2000. As of December 31, 2000, the Company had repaid $4,305,000 of such amount and had an outstanding balance of $3,795,000. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of $55,917. The proceeds were used in connection with the purchase of the Company's Property.

7.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with its offerings, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Preliminary costs incurred prior to raising capital were advanced the Advisor. The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross proceeds received from the sale of shares of the Company in connection with the offerings.

         During the years ended December 31, 2000, 1999 and 1998, the Company incurred $1,027,216, $1,089,013 and $975,339, respectively, in organizational and offering costs, including $519,302, $413,983 and $2,040, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 9). All amounts incurred for the year ended December 31, 2000, have been treated as stock issuance costs. For the years ended December 31, 1999 and 1998, $1,074,013 and $955,339, respectively, were treated as stock issuance costs, $15,000 and $20,000, respectively, were treated as organization costs and expensed in 1999. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

8.       Distributions:

         For the years ended December 31, 2000 and 1999, approximately 54 percent and 100 percent, respectively, of the distributions paid to stockholders were considered ordinary income, and for the year ended December 31, 2000, approximately 46 percent was considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2000 and 1999, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

9.       Related Party Arrangements:

         On December 22, 1997 (date of inception), the Advisor contributed $200,000 in cash to the Company and became its sole stockholder. Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2000, 1999 and 1998


9.       Related Party Arrangements - Continued:

         During the years ended December 31, 2000, 1999 and 1998, the Company incurred $486,846, $388,109 and $1,912, respectively, in selling commissions due to CNL Securities Corp. for services in connection with the offerings. A substantial portion of these amounts ($437,940, $370,690 and $1,785, respectively) was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 2000, 1999 and 1998, the Company incurred $32,456, $25,874 and $128, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         In addition, the Company agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. in connection with the Initial Offering. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer in the Initial Offering, except when prohibited by federal or state securities laws. All or a portion of the Soliciting
         Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing September 18, 1998. No Soliciting Dealer Warrants, however, are exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Company issued approximately 35,776 Soliciting Dealer Warrants.

         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the 2000 Offering is completed in the amount of 0.20 percent of the aggregate investment of stockholders who purchase shares in the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of December 31, 2000, no such fees had been incurred.
         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5 percent of the gross proceeds of the offering, loan proceeds from permanent financing and amounts outstanding on the Line of Credit, if any, at the time of listing the Company's common stock on a national securities exchange or over-the-counter market, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the years ended December 31, 2000, 1999 and 1998, the Company incurred $292,108, $232,865 and $1,148, respectively, of such fees. Such fees are included in other assets prior to being allocated to individual Properties.

         The Company incurs operating expenses which, in general, are those expenses relating to the administration of the Company on an ongoing basis. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the four quarters ended June 30, 2000, the Company's operating expenses exceeded the Expense Cap by $213,886 (the "June 2000 Reimbursement"); therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. During the Expense Years ended September 30, 2000 and December 31, 2000, the Company's operating expenses, net of the June 2000 Reimbursement, did not exceed the Expense Cap. For the years ended December 31, 1999 and 1998, the Expense Cap was not applicable.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2000, 1999 and 1998


9.       Related Party Arrangements - Continued:

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the year ended December 31, 2000, the Company incurred $55,396 of such fees. No such fees were incurred by the Company for 1999 or 1998.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows:

                                                                  Years Ended December 31,
                                                           2000             1999            1998
                                                        -----------      -----------     ------------

               Deferred offering costs                   $      --        $      --        $ 196,184
               Stock issuance costs                        117,679          328,229               --
               Land, building and equipment on
                    operating lease and other
                    assets                                  31,370            6,455               --
               General operating and
                    administrative expenses                197,869           38,796               --
                                                        -----------      -----------     ------------
                                                          $346,918         $373,480        $ 196,184
                                                        ===========      ===========     ============

   Amounts due to related parties consisted of the following at December 31:

                                                                           2000                1999
                                                                        ------------       -------------

                   Due to the Advisor:
                        Expenditures incurred for offering
                           expenses on behalf of the Company           $    982,100       $  1,432,291
                        Accounting and administrative
                           services                                          32,964              6,739
                        Acquisition fees and miscellaneous
                           acquisition expenses                              96,526            336,226
                                                                       -------------      -------------
                                                                          1,111,590          1,775,256
                                                                       -------------      -------------

                   Due to CNL Securities Corp.:
                        Commissions                                           5,819                 --
                        Marketing support and due diligence
                           expense reimbursement fee                            390                 --
                                                                       -------------      -------------
                                                                              6,209                 --
                                                                       -------------      -------------

                                                                         $1,117,799         $1,775,256
                                                                       =============      =============


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 2000, 1999 and 1998


10.      Concentration of Credit Risk:

         All of the Company's rental income for the year ended December 31, 2000, was earned from one lessee, BG Orland Park, LLC, which operates the Property as a Brighton Gardens by Marriott.

         Although the Company intends to acquire additional Properties, including Properties located in various states and regions, and to carefully screen its tenants in order to reduce risks of default, failure of the lessee or the Marriott brand chain would significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of this Property for the ongoing operations of the lessee.

         It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired in subsequent periods.

11.      Subsequent Events:

         During the period January 1, 2001, through February 19, 2001, the Company received subscription proceeds for an additional 108,031 shares ($1,080,311) of common stock.

         In addition, on January 1, 2001 and February 1, 2001, the Company declared distributions totalling $69,134 and $74,465, respectively, or $.0583 per share of common stock, payable in March 2001, to stockholders of record on January 1, 2001 and February 1, 2001, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 2000

                                                                                                             Costs Capitalized
                                                                                                               Subsequent To
                                                                     Initial Cost                               Acquisition
                                                     ------------------------------------------------   --------------------------

                                                                                                                         Carrying
                                       Encumbrances      Land           Building         Equipment      Improvements       Costs
                                      -------------- -------------   ---------------    -------------   ------------   -----------

Property the Company has Invested
  in Under Operating Lease:

   Brighton Gardens by Marriott:
    Orland Park, Illinois               $      --      $2,162,388       $11,533,074       $1,025,630     $      --      $       --
                                       ==========    ============   ===============    =============    ============   ===========


                                                                                                                         Life
          Gross Amount at Which Carried                                                                                on Which
              At Close of Period (d)                                                                                 Depreciation
---------------------------------------------------                                                                   in Latest
                                                                                            Date                        Income
                                                                         Accumulated      of Con-         Date       Statement is
     Land             Building         Equipment         Total          Depreciation     struction      Acquired       Computed
---------------    ---------------    -------------  ---------------    --------------   -----------    ---------    -------------





    $2,162,388        $11,533,074       $1,025,630     $ 14,721,092        $  303,184       1999          4/00            (c)
===============    ===============    =============  ===============    ==============

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              (formerly known as CNL Health Care Properties, Inc.)

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 2000


(a) Transactions in real estate and accumulated depreciation during 2000 are summarized as follows:

                                                                                           Accumulated
                                                                  Cost (b) (d)            Depreciation
                                                               --------------------    --------------------

                   Property the Company has Invested
                      in Under Operating Leases:

                        Balance, December 31, 1999                      $       --              $       --
                        Acquisition                                     14,721,092                      --
                        Depreciation expense (c)                                --                 303,184
                                                               --------------------    --------------------

                        Balance, December 31, 2000                   $  14,721,092            $    303,184
                                                               ====================    ====================

(b) As of December 31, 2000, the aggregate cost of the Property owned by the Company and its subsidiaries for federal income tax purposes was $14,721,092. The lease is treated as an operating lease for federal income tax purposes.

(c) Depreciation expense is computed for building and equipment based upon estimated lives of 40 and seven years, respectively.

(d) Acquisition fees and miscellaneous expenses of $872,192 are included in land, building and equipment on operating lease at December 31, 2000.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for the tenant relating to the Property owned by the Company as of December 31, 2000. The summarized financial information presented for Marriott as of December 29, 2000 and December 31, 1999, and for each of the years ended December 29, 2000, December 31, 1999 and January 1, 1999, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 29, 2000.

                                                                           Page
Marriott International, Inc. and Subsidiaries:

    Selected Financial Data for the fiscal year ended December 29, 2000    B-24

                           Other Financial Information

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)





Consolidated Balance Sheet Data:
                                                                            December 29,             December 31,
                                                                                2000                     1999
                                                                            ------------             ------------

Current assets                                                                 $1,415                   $1,600
Noncurrent assets                                                               6,822                    5,724
Current liabilities                                                             1,917                    1,743
Noncurrent liabilities                                                          3,053                    2,673
Stockholders' equity                                                            3,267                    2,908



Consolidated Statements of Income Data:
                                                                    Fiscal                  Fiscal                Fiscal
                                                                  Year Ended              Year Ended            Year Ended
                                                                 December 29,            December 31,           January 1,
                                                                     2000                   1999                 1999
                                                                  -----------             ----------           ----------

Gross revenues                                                       $10,072                 $8,771               $8,004

Costs and expenses (including income tax expense)                      9,593                  8,371                7,614
                                                                  -----------              ---------           ----------

Net income                                                             $ 479                  $ 400                $ 390
                                                                  ===========              =========           ==========

Basic earnings per share                                              $ 1.99                  $1.62                $1.56
                                                                  ===========              =========           ==========

Diluted earnings per share                                            $ 1.89                  $1.51                $1.46
                                                                  ===========              =========           ==========


                                  ADDENDUM TO
                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

                 ----------------------------------------------
                 |                                            |
                 | THE FOLLOWING INFORMATION UPDATES AND | | REPLACES THE CORRESPONDING INFORMATION IN | | APPENDIX C TO THE ATTACHED PROSPECTUS, |
                 | DATED SEPTEMBER 5, 2000.                   |
                 |                                            |
                 ----------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL
Hospitality Properties, Inc., through investment in hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2000. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1996 and December 2000.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1996 and December 2000. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2000.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 2000, of the Prior Public Programs, the offerings of which became fully subscribed between January 1996 and December 2000.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Appendix  C because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1996 and December 2000.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                            CNL American        CNL Income         CNL Income       CNL Hospitality
                                             Properties         Fund XVII,         Fund XVIII,        Properties,
                                             Fund, Inc.            Ltd.               Ltd.                Inc.
                                           ----------------   ---------------     --------------    -----------------
                                              (Note 1)                                                  (Note 2)

Dollar amount offered                         $747,464,420       $30,000,000        $35,000,000         $425,072,637
                                           ================   ===============     ==============    =================

Dollar amount raised                                 100.0 %           100.0 %            100.0 %              100.0 %
                                           ----------------   ---------------     --------------    -----------------

Less offering expenses:

   Selling commissions and discounts                  (7.5 )            (8.5 )             (8.5 )               (7.5 )
   Organizational expenses                            (2.2 )            (3.0 )             (3.0 )               (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                           (0.5 )            (0.5 )             (0.5 )               (0.5 )
                                           ----------------   ---------------     --------------    -----------------
                                                     (10.2 )           (12.0 )            (12.0 )              (11.0 )
                                           ----------------   ---------------     --------------    -----------------
Reserve for operations                                  --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Percent available for investment                      89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Acquisition costs:

   Cash down payment                                  85.3 %            83.5 %             83.5 %               84.5 %
   Acquisition fees paid to affiliates                 4.5               4.5                4.5                  4.5 %
   Loan costs                                           --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Total acquisition costs                               89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                  --                --                 --                   --

Date offering began                               4/19/95,           9/02/95            9/20/96          7/09/97 and
                                                   2/06/97                                                   6/17/99
                                               and 3/02/98

Length of offering (in months)               22, 13 and 9,                12                 17           23 and 15,
                                              respectively                                              respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                    23, 16 and 11,                15                 17           29 and 16,
                                              respectively                                              respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on
                Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Hospitality Properties REIT commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11

Note 2: under the Securities Act of 1933, as amended, effective June (Continued): 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). As of December 31, 2000, the Hospitality Properties REIT had received subscription proceeds of $67,570,406 (6,757,040 shares) from its 2000 Offering, including $702,339 (70,233 shares) issued pursuant to the reinvestment plan.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                   CNL American        CNL Income       CNL Income        CNL Hospitality
                                                 Properties Fund,      Fund XVII,       Fund XVIII,         Properties,
                                                       Inc.               Ltd.             Ltd.                Inc.
                                                 ------------------  ---------------  ----------------  --------------------
                                                 (Notes 1, 2 and 6)                                           (Note 4)
Date offering commenced                           4/19/95, 2/06/97          9/02/95           9/20/96       7/9/97, 6/17/99
                                                       and 3/02/98                                              and 9/15/00

Dollar amount raised                                  $747,464,420      $30,000,000       $35,000,000          $492,642,031
                                                 ==================  ===============  ================  ====================
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts                  56,059,832        2,550,000         2,975,000            34,674,405
     Real estate commissions                                    --               --                --                    --
     Acquisition fees (Notes 5 and 6)                   33,604,618        1,350,000         1,575,000            21,436,259
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                            3,737,322          150,000           175,000             2,329,633
                                                 ------------------  ---------------  ----------------  --------------------
Total amount paid to sponsor                            93,401,772        4,050,000         4,725,000            58,440,297
                                                 ==================  ===============  ================  ====================
Dollar amount of cash generated from (used in)
   operations  before  deducting
   payments to sponsor:
     2000 (Note 7)                                    (145,840,973 )      1,946,582         2,430,370            45,528,919
     1999 (Note 7)                                     311,630,414        2,567,164         2,921,071            13,348,795
     1998                                               42,216,874        2,638,733         2,964,628             2,985,455
     1997                                               18,514,122        2,611,191         1,471,805                29,358
     1996                                                6,096,045        1,340,159            30,126                    --
     1995                                                  594,425           11,671                --                    --
     1994                                                       --               --                --                    --
     1993                                                       --               --                --                    --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Note 6):
     2000                                                3,542,515          100,360           120,319             1,878,358
     1999                                                4,369,200          117,146           124,031               458,634
     1998                                                3,100,599          117,814           132,890               208,490
     1997                                                1,437,908          116,077           110,049                 6,889
     1996                                                  613,505          107,211             2,980                    --
     1995                                                   95,966            2,659                --                    --
     1994                                                       --               --                --                    --
     1993                                                       --               --                --                    --
Dollar amount of property sales and
   refinancing before deducting payments to
   sponsor:
     Cash (Note 3)                                      28,733,948        2,812,379           688,997                    --
     Notes                                                      --               --                --                    --
Amount paid to sponsors from property sales
   and refinancing:
     Real estate commissions                                    --               --                --                    --
     Incentive fees                                             --               --                --                    --
     Other (Note 6)                                             --               --                --                    --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on
                Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and $70,070, respectively, in secured equipment lease servicing fees.

Note 3:         Excludes  properties  sold  and  substituted  with   replacement
                properties,   as   permitted   under  the  terms  of  the  lease
                agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Hospitality Properties REIT commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). As of December 31, 2000, the Hospitality Properties REIT had received subscription proceeds of $67,570,406 (6,757,040 shares) from its 2000 Offering, including $702,339 (70,233 shares) issued pursuant to the reinvestment plan.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8: The advisor is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the year ended December 31, 2000, the Hospitality Properties REIT paid the advisor approximately $8.0 million related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offering and; therefore, were excluded from the table.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                                      1994                                          1997
                                                                    (Note 1)        1995            1996          (Note 2)
                                                                   ------------  ------------   -------------   -------------

Gross revenue                                                           $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of unconsolidated joint venture                          --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15 and 18)                          --            --              --              --
Provision for losses on assets (Notes 12, 14 and 17)                        --            --              --              --
Interest income                                                             --       119,355       1,843,228       3,941,831
Less:  Operating expenses                                                   --      (186,145 )      (908,924 )    (2,066,962 )
       Transaction costs                                                    --            --              --              --
       Loss on investment in securities                                     --            --              --              --
       Provision for loss on mortgage loans held for sale                   --            --              --              --
       Interest expense                                                     --            --              --              --
       Depreciation and amortization                                        --      (104,131 )      (521,871 )    (1,795,062 )
       Advisor acquisition expense (Note 16)                                --            --              --              --
       Minority interest in (income)/loss of consolidated joint                                                              )
         ventures                                                           --           (76 )       (29,927 )       (31,453
                                                                   ------------  ------------   -------------   -------------
Net income (loss) - GAAP basis                                              --       368,779       4,745,962      15,564,456
                                                                   ============  ============   =============   =============
Taxable income
    -  from operations (Note 8)                                             --       379,935       4,894,262      15,727,311
                                                                   ============  ============   =============   =============
    -  from gain (loss) on sale (Notes 7, 15 and 18)                        --            --              --         (41,115 )
                                                                   ============  ============   =============   =============

Cash generated from (used in) operations (Notes 4 and 5)                    --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15 and 18)                              --            --              --       6,289,236
Cash generated from refinancing                                             --            --              --              --
                                                                   ------------  ------------   -------------   -------------
Cash generated from (used in) operations, sales and refinancing             --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                  --      (498,459 )    (5,439,404 )   (16,854,297 )
      -  from sale of properties                                            --            --              --              --
      -  from cash flow from prior period                                   --            --              --              --
      -  from return of capital (Note 10)                                   --      (136,827 )            --              --
                                                                   ------------  ------------   -------------   -------------
Cash generated (deficiency) after cash distributions                        --      (136,827 )        43,136       6,511,153
Special items (not including sales of real estate and
refinancing):
      Subscriptions received from stockholders                              --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                  200,000            --              --              --
      Retirement of shares of common stock (Note 13)                        --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                              --       200,000          97,419              --
      Distributions to minority interest                                    --            --         (39,121 )       (34,020 )
      Payment of stock issuance costs                                      (19 )  (3,680,704 )    (8,486,188 )   (19,542,862 )
      Acquisition of land and buildings on operating leases                 --   (18,835,969 )   (36,104,148 )  (143,542,667 )
      Investment in direct financing leases                                 --    (1,364,960 )   (13,372,621 )   (39,155,974 )
      Proceeds from sales of equipment direct financing leases              --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                            --            --              --              --
      Proceeds from sale of securities                                      --            --              --              --
      Investment in joint venture                                           --            --              --              --
      Increase in restricted cash                                           --            --              --              --
      Purchase of other investments (Note 4)                                --            --              --              --
      Investment in mortgage notes receivable (Note 4)                      --            --     (13,547,264 )    (4,401,982 )
      Collections on mortgage notes receivable (Note 4)                     --            --         133,850         250,732
      Investment in equipment and other notes receivable                    --            --              --     (12,521,401 )
      Collections on equipment and other notes receivable                   --            --              --              --
      Investment in (redemption of) certificates of deposit                 --            --              --      (2,000,000 )
      Issuance of bonds                                                     --            --              --              --
      Payment on bonds                                                      --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                       --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                           --            --        (145,080 )   (20,784,577 )
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties (Note 20)   (199,036 )  (2,500,056 )      (939,798 )    (2,857,352 )
      Increase in intangibles and other assets                              --      (628,142 )    (1,103,896 )            --
      Proceeds from borrowings on mortgage warehouse facilities             --            --              --              --
      Payments on mortgage warehouse facilities                             --            --              --              --
      Payments of loan and bond issuance costs                              --            --              --              --
      Other                                                                 --            --         (54,533 )        49,001
                                                                   ------------  ------------   -------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                      945    11,507,500      30,941,643       5,136,689
                                                                   ============  ============   =============   =============











     1998              1999             2000
   (Note 3)          (Note 3)         (Note 3)
---------------   ---------------   --------------

   $33,202,491      $ 62,165,451     $ 93,693,424
        16,018            97,307           97,559
            --        (1,851,838 )       (721,230 )
      (611,534 )      (7,779,195 )     (2,575,716 )
     8,984,546        13,335,146       29,794,446
    (5,354,859 )     (12,078,868 )    (30,540,955 )
            --        (6,798,803 )    (10,315,116 )
            --                --       (5,347,659 )
            --                --       (6,854,932 )
            --       (10,205,197 )    (47,612,460 )
    (4,054,098 )     (10,346,143 )    (17,713,928 )
            --       (76,333,516 )             --

       (30,156 )         (41,678 )      1,023,730
---------------   ---------------   --------------
    32,152,408       (49,837,334 )      2,927,163
===============   ===============   ==============

    33,553,390        58,152,473       28,881,542
===============   ===============   ==============
      (149,948 )        (789,861 )     (2,696,079 )
===============   ===============   ==============

    39,116,275       307,261,214     (155,961,649 )
     2,385,941         5,302,433       12,833,063
            --                --               --
---------------   ---------------   --------------
    41,502,216       312,563,647     (143,128,586 )

   (39,116,275 )     (60,078,825 )             --
            --                --               --
      (265,053 )              --      (66,329,582 )
       (67,821 )              --               --
---------------   ---------------   --------------
     2,053,067       252,484,822     (209,458,168 )

   385,523,966           210,736               --
            --                --               --
      (639,528 )         (50,891 )             --

            --           740,621           39,922
       (34,073 )         (66,763 )       (146,601 )
   (34,579,650 )        (737,190 )     (1,493,436 )
  (200,101,667 )    (286,411,210 )   (160,901,355 )
   (47,115,435 )     (63,663,720 )    (15,368,629 )
            --         2,252,766        1,848,664

            --                --        1,187,238
            --                --        7,720,997
      (974,696 )        (187,452 )             --
            --                --       (1,875,838 )
   (16,083,055 )              --       (2,831,779 )
    (2,886,648 )      (4,041,427 )       (653,922 )
       291,990           393,468          965,612
    (7,837,750 )     (26,963,918 )    (10,476,685 )
     1,263,633         3,500,599        7,368,619
            --         2,000,000               --
            --                --      280,906,000
            --                --       (2,422,469 )

     7,692,040       439,941,245      397,538,000
        (8,039 )     (61,580,289 )   (586,425,008 )


    (4,574,925 )      (1,492,310 )             --
    (6,281,069 )      (1,862,036 )       (377,755 )
            --        27,101,067      301,227,438
            --      (352,808,966 )     (7,718,739 )
            --        (5,947,397 )    (20,891,532 )
       (95,101 )              --               --
---------------   ---------------   --------------

    75,613,060       (77,188,245 )    (22,239,426 )
===============   ===============   ==============




TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)





                                                    1994                                                    1997
                                                  (Note 1)             1995              1996             (Note 2)
                                                --------------     -------------     --------------     -------------

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                            --                20                 61                67
                                                ==============     =============     ==============     =============
    -  from recapture                                      --                --                 --                --
                                                ==============     =============                        =============
                                                                                     ==============
Capital gain (loss) (Notes 7, 15 and 18)                   --                --                 --                --
                                                ==============     =============     ==============     =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                              --                19                 59                66
    -  from capital gain                                   --                --                 --                --
    -  from investment income from prior                   --
       period                                                                --                 --                --
   -  from return of capital (Note 10)                     --                14                  8                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11):               --                33                 67                72
                                                ==============     =============     ==============     =============
   Source (on cash basis):
    -  from sales                                          --                --                 --                --
    -  from refinancing                                    --                --                 --                --
    -  from operations (Note 4)                            --                26                 67                72
    -  from cash flow from prior period                    --                --                 --                --
    -  from return of capital (Note 10)                    --                 7                 --                --
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                --                33                 67                72
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6)                 0.00 %            5.34 %             7.06 %            7.45 %
Total cumulative cash distributions per
    $1,000 investment from inception                       --                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total                   N/A               100 %              100 %             100 %
    acquisition cost of all properties in
    program)  (Notes 7, 15 and 18)

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on
                Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2:         The  amounts  shown  represent  the  combined   results  of  the
                Initial Offering and the 1997 Offering.

Note 3:         The  amounts  shown  represent  the  combined  results  of   the
                Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions

      1998                 1999              2000
    (Note 3)             (Note 3)          (Note 3)
------------------    ---------------   ---------------





               63                 74                33
==================    ===============   ===============
                --                --                --
==================    ===============   ===============
               --                 (1 )              (3 )
==================    ===============   ===============


               60                 --                 3
                --                --                --

                --                --                --
               14                 76                73
------------------    ---------------   ---------------
               74                 76                76
==================    ===============   ===============

                --                --                --
                --                --                --
               73                 76                --
                1                 --                76
                --                --                --
------------------   ---------------   ---------------
               74                 76                76
==================    ===============   ===============

            7.625 %            7.625 %           7.625 %

              246                322               398







              100 %              100 %             100 %


Note 4:         and purchases of other  investments held for sale  as  operating
  (Continued):  activities  in  its  financial  statements.   APF  continues  to
                classify investments in mortgage loans and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:         In May 1997 and July 1997,  APF sold  four  properties  and  one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9:         For the years ended December 31, 2000, 1999, 1998, 1997, 1996
                and  1995,  40%,  97%,  84.87%,   93.33%,   90.25%  and  59.82%,
                respectively, of the distributions received by stockholders were considered to be ordinary income and 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10:        Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items.
                This  amount  is not  required  to be  presented  as a return of capital  except  for  purposes  of this  table,  and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two
                Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:        During  the year  ended  December  31,  1999,  APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,575,716 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, APF sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the sale).

Note 19: During the year ended December 31, 2000, APF received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999 and 2000, APF incurred $300,206, $1,493,437 and $1,493,436 of such fees, respectively, which were paid in January 1999, 2000 and 2001, respectively.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.

                                                            1995
                                                          (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                               $    --       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint
   ventures                                                         --             4,834           100,918             140,595
Gain on sale of assets (Note 9)                                  --                --                --                  --
Loss on dissolution of consolidated joint
   venture  (Note 7)                                             --                --                --                  --
Provision for loss on assets (Note 8)                            --                --                --                  --
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493 )        (169,536 )        (181,865 )          (168,542 )
       Transaction costs                                         --                --                --             (14,139 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                           (309 )        (179,208 )        (387,292 )          (369,209 )
       Minority interest in income of
         consolidated joint venture (Note 7)                     --                --           (41,854 )           (62,632 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                         --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
   2 and 3)                                                   9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note7)                                --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
   refinancing                                                9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199 )        (703,681 )      (2,177,584 )        (2,400,000 )
      -  from prior period                                       --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
   distributions                                              7,813           529,267           317,530             120,919
Special items (not including sales and
   refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                --                  --
      General partners' capital contributions                 1,000                --                --                  --
      Contributions from minority interest                       --           140,676           278,170                  --
      Distribution to holder of minority interest                --                --           (41,507 )           (49,023 )
      Distribution to holder of minority
        interest from dissolution of consolidated
        joint venture                                           --                --                --                  --
      Syndication costs                                    (604,348 )      (2,407,317 )              --                  --
      Acquisition of land and buildings                    (332,928 )     (19,735,346 )      (1,740,491 )                --
      Investment in direct financing leases                      --        (1,784,925 )      (1,130,497 )                --
      Investment in joint ventures                               --          (201,501 )      (1,135,681 )          (124,452 )
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907 )        (326,483 )         (25,444 )                --
      Increase in other assets                             (221,282 )              --                --                  --
      Reimbursement from developer of
         construction costs                                      --                --                --             306,100
      Other                                                    (410 )             410                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
   distributions and special items                        4,198,859           517,860        (3,477,920 )           253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                     --                --                --                  --
                                                      ==============    ==============     =============      ==============

      1999               2000
-----------------    --------------

     $ 2,403,040       $ 2,076,758
         182,132           176,088
              --            17,447

         (82,914 )              --
              --          (918,692 )
          44,184            29,806
        (219,361 )        (294,118 )
         (71,366 )         (18,695 )
              --                --
        (384,985 )        (395,456 )

         (31,461 )              --
-----------------    --------------
       1,839,269           673,138
=================    ==============

       2,003,243         1,778,820
=================    ==============
         (23,150 )        (310,047 )
=================    ==============

       2,450,018         1,846,222
       2,094,231         1,136,991
              --                --
-----------------    --------------

       4,544,249         2,983,213

      (2,400,000 )      (1,846,222 )
              --          (553,778 )
-----------------    --------------

       2,144,249           583,213

              --                --
              --                --
              --                --
         (46,567 )              --


        (417,696 )              --
              --                --
              --        (1,630,164 )
              --                --
        (527,864 )             (12 )



              --                --
              --                --

              --                --
              --                --
-----------------    --------------

       1,152,122        (1,046,963 )
=================    ==============



              66                59
=================    ==============
               --               --
=================    ==============
              (1 )             (10 )
=================    ==============

                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     -------------      -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                73                 79
    -  from capital gain (Note 10)                         --                --                --                 --
    -  from investment income from prior
       period                                              --                --                --                  1
     -  from return of capital                             --                --                --                 --
                                                --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
   Source (on cash basis)
    -  from sales                                          --                --                --                 --
    -  from operations                                      4                23                73                 80
    -  from cash flow from prior period                    --                --                --                 --
                                                --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                  5.00 %            5.50 %           7.625 %             8.00 %
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27               100                180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 10)                            N/A               100 %             100 %              100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997, 1998 and 1999 are reflected in the 1996,
                  1997, 1998, 1999 and 2000 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998, 1999, and
                  2000, are not included in the 1995, 1996, 1997, 1998, 1999 and
                  2000 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL XVII received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes. In January 2000, CNL XVII reinvested approximately $1,630,200 of the net sales proceeds received from the 1999 sale of this property in a Baker's Square property in Wilmette, Illinois.

      1999                 2000
------------------    ----------------



               61                  21
               --                   1

               19                  --
               --                  58
------------------    ----------------
               80                  80
==================    ================

               --                  --
               80                  62
               --                  18
------------------    ----------------
               80                  80
==================    ================

             8.00 %              8.00 %

              260                 340




               94 %                94 %

Note 8: During 2000, CNL XVII recorded provisions for loss on assets in the amount of $831,593 for financial reporting purposes relating to the Boston Market properties in Long Beach and Inglewood, California. The tenant of these properties filed for bankruptcy in October 1998 and ceased payment of rents under the terms of its lease agreement. The allowance represented the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for these properties. In addition, during 2000, CNL XVII recorded a provision for loss on assets in the amount of $87,099 for financial reporting purposes relating to a Mr. Fable's property in Kentwood, Michigan. The tenant of this property defaulted under the terms of its lease and ceased restaurant operations. The allowance represented the difference between the carrying value of the property at December 31, 2000 and the net realizable value for the property.

Note 9: During 2000, CNL XVII sold its property in Warner Robins, Georgia, resulting in a gain of $17,447 for financial reporting purposes.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.


                                                            1995
                                                          (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                               $    --         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                              --                --                --                  --
Gain on sale of properties (Note 7)                              --                --                --                  --
Provision for loss on assets (Note 5 and 9)                      --                --                --            (197,466 )
Lease termination refund to tenant (Note 8)                      --                --                --                  --
Lease termination income (Note 10)                               --                --                --                  --
Interest income                                                  --            30,241           161,826             141,408
Less:  Operating expenses                                        --            (3,992 )        (156,403 )          (207,974 )
       Transaction costs                                         --                --                --             (15,522 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                             --              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                          --            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                           --            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                     --            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                               --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                  --            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                --            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                       --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                --            25,008           505,799             363,338
Special items (not including sales and
    refinancing):
    Limited partners' capital contributions                      --         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                --                --                  --
    Contributions from minority interest                         --                --                --                  --
    Syndication costs                                            --          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                            --        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                        --                --        (5,962,087 )           (12,945 )
    Investment in joint venture                                  --                --                --            (166,025 )
    Decrease (increase) in restricted cash                       --                --                --                  --
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                 --          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                     --          (276,848 )              --                  --
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           --                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                     --                --                --                  --
                                                      ==============    ==============     =============      ==============

     1999             2000
---------------   -------------

   $ 3,075,379     $ 2,628,201
        61,656         112,863
        46,300              --
            --        (953,166 )
            --         (84,873 )
            --         100,000
        55,336          40,049
      (256,060 )      (401,170 )
       (74,734 )       (27,532 )
            --              --
      (392,521 )      (397,175 )
---------------   -------------
     2,515,356       1,017,197
===============   =============

     2,341,350       1,939,686
===============   =============
        80,170              --
===============   =============

     2,797,040       2,310,051
       688,997              --
             --             --
---------------   -------------

     3,486,037       2,310,051

    (2,797,040 )    (2,310,051 )
        (2,958 )      (489,949 )
---------------   -------------

       686,039        (489,949 )

             --             --
             --             --
             --             --
             --             --
       (25,792 )            --
             --             --
      (526,138 )    (1,001,558 )
      (688,997 )       688,997


        (2,495 )            --
             --             --
          (117 )            --
---------------   -------------

      (557,500 )      (802,510 )
===============   =============




            66              55
===============   =============
             --             --
===============   =============
             2              --
===============   =============

                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                              --                --                 38                65
    -  from capital gain                                   --                --                 --                --
    -  from investment income from prior
       period                                              --                --                 --                 6
    -  from return of capital                              --                --                 --                --
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                 --                --                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                 --                --                 --                --
    -  from operations                                     --                --                 38                71
    -  from cash flow from prior period                    --                --                 --                --
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                 --                --                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception                                            0.00 %            5.00 %             5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                             --                --                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Note 7)                                     N/A               100 %              100 %             100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998 and 1999 are reflected in the 1997, 1998, 1999 and
                  2000 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998, 1999 and 2000, are not included in the
                  1996, 1997, 1998, 1999 and 2000 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on assets of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The provision for loss represented the difference between the property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, CNL XVIII used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during 2000 is due to lease termination negotiations during 2000 related to the 1999 sale of CNL XVIII's property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

     1999               2000
----------------    -------------



             71               29
              1               --

              8                3
             --               48
----------------    -------------
             80               80
================    =============

             --               --
             80               66
             --               14
----------------    -------------
             80               80
================    =============


           8.00 %           8.00 %

            189              269




             98 %            100 %

Note 9: During 2000, CNL XVIII recorded a provision for loss on assets in the amount of $299,849 for financial reporting purposes relating to its property in San Antonio, Texas. The tenant of this property closed the store and ceased operations during 2000. In addition, during 2000, CNL XVIII recorded provisions for loss on assets in the amount of $653,317 for financial reporting purposes, relating to its properties in Timonium, Maryland and Raleigh, North Carolina. The tenant declared bankruptcy and rejected the lease relating to the property in Timonium, Maryland, and terminated the lease relating to the property in Raleigh, North Carolina. The provisions for loss represented the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for the properties.

Note 10: In consideration of the Partnership releasing the former tenant of the Boston Market property in Raleigh, North Carolina from its obligations under its lease, the Partnership received termination fee income of $100,000 during 2000.

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.


                                                    1996           1997                             1999             2000
                                                  (Note 1)       (Note 1)           1998          (Note 2)         (Note 2)
                                                 ------------   ------------     ------------   -------------    -------------

Gross revenue                                        $     0        $     0      $ 1,316,599     $ 4,230,995     $ 26,681,838
Dividend income (Note 10)                                  0              0                0       2,753,506        2,780,063
Interest and other income                                  0         46,071          638,862       3,693,004        6,637,318
Less:  Operating expenses                                  0        (22,386 )       (257,646 )      (802,755 )     (3,311,988 )
       Interest expense                                    0              0         (350,322 )      (248,094 )     (2,383,449 )
       Depreciation and amortization                       0           (833 )       (388,554 )    (1,267,868 )     (7,830,456 )
       Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)               0              0                0        (778,466 )       (386,627 )
       Minority interest                                   0              0                0         (64,334 )     (1,516,237 )
                                                 ------------   ------------     ------------   -------------    -------------
Net income - GAAP basis                                    0         22,852          958,939       7,515,988       20,670,462
                                                 ============   ============     ============   =============    =============
Taxable income
    -  from operations (Note 6)                            0         46,071          886,556       7,488,184       14,507,032
                                                 ============   ============     ============   =============    =============
    -  from gain (loss) on sale                            0              0                0               0                0
                                                 ============   ============     ============   =============    =============
Cash generated from operations (Notes
    3 and 4)                                               0         22,469        2,776,965      12,890,161       43,650,561
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                          0        (22,469 )     (1,168,145 )   (10,765,881 )    (28,082,275 )
      -  from sale of properties                           0              0                0               0                0
      -  from cash flow from prior period                  0              0                0               0                0
      -  from return of capital (Note 8)                   0         (7,307 )              0               0                0
                                                 ------------   ------------     ------------   -------------    -------------
Cash generated (deficiency) after cash
    distributions                                          0         (7,307 )      1,608,820       2,124,280       15,568,286
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                        0     11,325,402       31,693,678     245,938,907      203,684,044
      Sale of common stock to CNL
       Hospitality Corp.(formerly CNL
       Hospitality Advisors, Inc.)                   200,000              0                0               0                0
      Proceeds from mortgage loans and other
       notes payable                                       0              0                0               0      102,081,950
      Contribution from minority interest                  0              0                0       7,150,000                0
      Distributions to holders of minority
       interest                                            0              0                0               0      (11,560,541 )
      Stock issuance costs                         (197,916)     (1,979,371 )     (3,948,669 )   (26,472,318 )    (24,808,156 )
      Acquisition of land, buildings and
       equipment                                           0              0      (28,752,549 )   (85,089,887 )   (310,711,912 )
      Investment in unconsolidated subsidiary              0              0                0     (39,879,638 )    (10,174,209 )
      Acquisition of additional interest CNL
Hotel Investors, Inc.                                      0              0                0               0      (17,872,573 )
      Investment in certificate of deposit                 0              0       (5,000,000 )             0        5,000,000
      Increase in restricted cash                          0              0          (82,407 )      (193,223 )     (2,988,082 )
      Proceeds of borrowing on line of credit              0              0        9,600,000               0                0
      Payment on line of credit                            0              0                0      (9,600,000 )              0
      Payment of loan costs                                0              0          (91,262 )       (47,334 )              0
      Decrease (increase) in intangibles and
        other assets                                       0       (463,470 )       (676,026 )    (5,068,727 )      2,510,090
      Retirement of shares of common stock                 0              0                0        (118,542 )     (2,503,484 )
      Other                                                0         (7,500 )          7,500               0                0
                                                 ------------   ------------     ------------   -------------    -------------
Cash generated (deficiency) after cash
    distributions and special items                    2,084      8,867,754        4,359,085      88,743,518      (51,774,587 )
                                                 ============   ============     ============   =============    =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                            0              7               37              47               42
                                                 ============   ============     ============   =============    =============
    -  from recapture                                      0              0                0               0                0
                                                 ============   ============     ============   =============    =============
Capital gain (loss) (Note 7)                               0              0                0               0                0
                                                 ============   ============     ============   =============    =============




TABLE III - CNL HOSPITALITY PROPERTIES, INC. (continued)





                                                 1996            1997                            1999           2000
                                               (Note 1)        (Note 1)          1998          (Note 2)       (Note 2)
                                              ------------    -----------     -----------    -------------   -----------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                           0              3              40               47            42
    -  from capital gain                                0              0               0                0             0
    -  from investment income from
       prior period                                     0              0               0                0             0
    -  from return of capital (Note 8)                  0              1               9               21            31
                                              ------------   -----------     -----------    -------------    -----------
Total distributions on GAAP basis
   (Note 9)                                             0              4              49               68            73
                                              ============    ===========     ===========    =============   ===========
   Source (on cash basis)
    -  from sales                                       0              0               0                0             0
    -  from refinancing                                 0              0               0                0             0
    -  from operations                                  0              3              49               68            73
    -  from cash flow from prior period                 0              0               0                0             0
    -  from return of capital (Note 8)                  0              1               0                0             0
                                              ------------    -----------     -----------    -------------   -----------
Total distributions on cash basis (Note 9)              0              4              49               68            73
                                              ============    ===========     ===========    =============   ===========
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                         N/A           3.00 %          4.67 %           7.19 %        7.38 %
Total cumulative cash distributions per
    $1,000 investment from inception                  N/A              4              53              121           194
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                       N/A            N/A             100 %            100 %         100 %


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Hospitality Properties REIT commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). As of December 31, 2000, the Hospitality Properties REIT had received subscription proceeds of $67,570,406 (6,757,040 shares) from its 2000 Offering, including $702,339 (70,233 shares) issued pursuant to the reinvestment plan.

Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering and the 2000 Offering.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows
                included  in  the  consolidated   financial  statements  of  the
                Hospitality Properties REIT.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:         Taxable income presented is before the dividends paid deduction.

Note 7: For the years ended December 31, 2000, 1999, 1998 and 1997, approximately 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the

Note 7
   (continued): years  ended  December  31,  2000,  1999,  1998  and  1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:        In  February  1999,  the  company   executed  a  series  of
                agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment.

Note 11: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92      $1,169,021        --          --           --        $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490         --          --           --         1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700         --          --           --           795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713         --          --           --           473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300         --          --           --           661,300
   Golden Corral -
     Kent Island, MD (21)       11/20/86     10/15/99        870,457         --          --           --           870,457
   Popeye's -
     Merritt Island, FL         12/31/86     09/13/00        676,503         --          --           --           676,503
   Golden Corral -
     Salisbury, MD (14) (34)    12/04/86     11/30/00        665,001         --          --           --           665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800         --          --           --           746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628         --          --           --           261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000         --          --           --           825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800         --          --           --           620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882         --       42,000          --           665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363         --          --           --           639,363
   Wendy's -
     Farmington Hills, MI
       (12)                     05/18/87     10/09/97        833,031         --          --           --           833,031
   Wendy's -
     Farmington Hills, MI
     (13) (14)                  05/18/87     10/09/97      1,085,259         --          --           --         1,085,259
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061         --          --           --           910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938         --          --           --           297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975         --          --           --           501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888         --          --           --           678,888
   Little House -
     Littleton, CO              10/07/87     11/05/99        150,000         --          --           --           150,000
   KFC -
     Jacksonville, FL (14)      09/01/87     06/15/00        601,400         --          --           --           601,400
   Popeye's -
     Sanford, FL (14)           06/28/87     09/13/00        631,359         --          --           --           631,359


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)            --     $955,000          $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)            --      861,500           861,500      156,990
   Wendy's -
     Casa Grande, AZ               --      667,255           667,255      128,445
   Wendy's -
     North Miami, FL (9)           --      385,000           385,000       88,713
   Popeye's -
     Kissimmee, FL (14)            --      475,360           475,360      185,940
   Golden Corral -
     Kent Island, MD (21)          --      726,600           726,600      143,857
   Popeye's -
     Merritt Island, FL            --      518,409           518,409      158,094
   Golden Corral -
     Salisbury, MD (14) (34)       --      741,900           741,900      (76,899 )

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                 --      642,800           642,800      104,000
   Pizza Hut -
     Graham, TX                    --      205,500           205,500       56,128
   Golden Corral -
     Medina, OH (11)               --      743,000           743,000       82,000
   Denny's -
     Show Low, AZ (8)              --      484,185           484,185      136,615
   KFC -
     Eagan, MN                     --      601,100           601,100       64,782
   KFC -
     Jacksonville, FL              --      405,000           405,000      234,363
   Wendy's -
     Farmington Hills, MI
       (12)                        --      679,000           679,000      154,031
   Wendy's -
     Farmington Hills, MI
       (13) (14)                   --      887,000           887,000      198,259
   Denny's -
     Plant City, FL                --      820,717           820,717       89,344
   Pizza Hut -
     Mathis, TX                    --      202,100           202,100       95,838
   KFC -
     Avon Park, FL (14)            --      345,000           345,000      156,975
   Golden Corral -
     Columbia, MO                  --      511,200           511,200      167,688
   Little House -
     Littleton, CO                 --      330,456           330,456     (180,456 )
   KFC -
     Jacksonville, FL (14)         --      441,000           441,000      160,400
   Popeye's -
     Sanford, FL (14)              --      560,000           560,000       71,359

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============

CNL Income Fund II, Ltd.
(Continued):
   Popeye's -
     Altamonte Springs, FL (14)  02/11/87     09/13/00      494,052        --              --        --           494,052
   Popeye's -
     Apopka, FL (14)             01/19/88     09/13/00      615,618        --              --        --           615,618

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)            06/02/88     01/10/97      496,418        --              --        --           496,418
   Perkins -
     Bradenton, FL               06/30/88     03/14/97      1,310,001      --              --        --         1,310,001
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159       --              --        --           673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981       --         685,000        --           942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040       --              --        --           217,040
   Taco Bell -
     Fernandina Beach, FL (14)   04/09/88      01/15/98      721,655       --              --        --           721,655
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98     1,008,976      --              --        --         1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973       --              --        --           665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884       --              --        --           788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625       --              --        --           432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99     1,091,193      --              --        --         1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977       --              --        --           700,977
   Popeye's -
     Plant City, FL              04/12/88      09/13/00      507,365       --              --        --           507,365

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000       --              --        --           712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650       --              --        --           518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96     1,049,550      --              --        --         1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695       --              --        --           380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690       --              --        --           794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135       --              --        --           674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288       --              --        --           529,288



                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============

CNL Income Fund II, Ltd.
(Continued):
   Popeye's -
     Altamonte Springs, FL (14)  --         426,568         426,568       67,484
   Popeye's -
     Apopka, FL (14)             --         545,561         545,561       70,057

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)            --         591,362         591,362      (94,944 )
   Perkins -
     Bradenton, FL               --       1,080,500       1,080,500      229,501
   Pizza Hut -
     Kissimmee, FL               --         474,755         474,755      198,404
   Burger King -
     Roswell, GA                 --         775,226         775,226      167,755
   Wendy's -
     Mason City, IA              --         190,252         190,252       26,788
   Taco Bell -
     Fernandina Beach, FL (14)   --         559,570         559,570      162,085
   Denny's -
     Daytona Beach, FL (14)      --         918,777         918,777       90,799
   Wendy's -
     Punta Gorda, FL             --         684,342         684,342      (18,369 )
   Po Folks -
     Hagerstown, MD              --       1,188,315       1,188,315     (399,431 )
   Denny's-
     Hazard, KY                  --         647,622         647,622     (214,997 )
   Perkins -
     Flagstaff, AZ               --         993,508         993,508       97,685
   Denny's -
     Hagerstown, MD              --         861,454         861,454     (160,477 )
   Popeye's -
     Plant City, FL              --         606,409         606,409      (99,044 )

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    --         616,501         616,501       95,499
   Burger King -
     Hastings, MI                --         419,936         419,936       98,714
   Wendy's -
     Tampa, FL                   --         828,350         828,350      221,200
   Checkers -
     Douglasville, GA            --         363,768         363,768       16,927
   Taco Bell -
     Fort Myers, FL (14)         --         597,998         597,998      196,692
   Denny's -
     Union Township, OH (14)     --         872,850         872,850     (198,715 )
   Perkins -
     Leesburg, FL                --         737,260         737,260     (207,972 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund IV, Ltd.
(Continued):
   Taco Bell -
     Naples, FL                  12/22/88      09/03/98       533,127          --           --         --           533,127
   Wendy's
     Detroit, MI (14)            10/21/88      06/29/00     1,056,475          --           --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (14)     06/27/89      07/06/00     1,293,286          --           --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (14)        02/02/89      07/06/00     1,060,297          --           --         --         1,060,297
   Big Boy -
     Topeka, KS (14)             12/22/88      11/20/00       496,362           --          --         --           496,362

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90      08/25/95            --          --    1,040,000         --         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89      10/24/96        73,713          --    1,057,299         --         1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89      01/07/97       960,741          --           --         --           960,741
   Shoney's -
     Smyrna, TN                  03/22/89      05/13/97       636,788          --           --         --           636,788
   KFC -
     Salem, NH                   05/31/89      09/22/97     1,272,137          --           --         --         1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89      09/23/97     1,216,750          --           --         --         1,216,750
   Hardee's -
     Richmond, IN                02/17/89      11/07/97       397,785          --           --         --           397,785
   Wendy's -
     Tampa, FL (14)              02/16/89      12/29/97       805,175          --           --         --           805,175
   Denny's -
     Port Orange, FL (14)        07/10/89      01/23/98     1,283,096          --           --         --         1,283,096
   Shoney's
     Tyler, TX                   03/20/89      02/17/98       844,229          --           --         --           894,229
   Wendy's -
     Ithaca, NY                  12/07/89      03/29/99       471,248          --           --         --           471,248
   Wendy's -
     Endicott, NY                12/07/89      03/29/99       642,511          --           --         --           642,511
   Burger King -
     Halls, TN (20)              01/05/90      06/03/99       433,366          --           --         --           433,366
   Hardee's -
     Belding, MI                 03/08/89      03/03/00       124,346          --           --         --           124,346

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89      05/24/94       791,211          --           --         --           791,211
   Hardee's -
     Heber Springs, AR           02/13/90      05/24/94       638,270          --           --         --           638,270
   Hardee's -
     Little Canada, MN           11/28/89      06/29/95       899,503          --           --         --           899,503


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund IV, Ltd.
(Continued):
   Taco Bell -
     Naples, FL                   --          410,546       410,546       122,581
   Wendy's
     Detroit, MI (14)             --          614,500       614,500       441,975
   Shoney's -
     Temple Terrace, FL (14)      --        1,155,705     1,155,705       137,581
   Shoney's -
     Punta Gorda, FL (14)         --          947,500       947,500       112,797
   Big Boy -
     Topeka, KS (14)              --          708,800       708,800      (212,438 )

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)         --          986,418       986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (24)      --          996,769       996,769       134,243
   Franklin National Bank -
     Franklin, TN                 --        1,138,164     1,138,164      (177,423 )
   Shoney's -
     Smyrna, TN                   --          554,200       554,200        82,588
   KFC -
     Salem, NH                    --        1,079,310     1,079,310       192,827
   Perkins -
     Port St. Lucie, FL           --        1,203,207     1,203,207        13,543
   Hardee's -
     Richmond, IN                 --          695,464       695,464      (297,679 )
   Wendy's -
     Tampa, FL (14)               --          657,800       657,800       147,375
   Denny's -
     Port Orange, FL (14)         --        1,021,000     1,021,000       262,096
   Shoney's
     Tyler, TX                    --          770,300       770,300        73,929
   Wendy's -
     Ithaca, NY                   --          471,297       471,297           (49 )
   Wendy's -
     Endicott, NY                 --          471,255       471,255       171,256
   Burger King -
     Halls, TN (20)               --          329,231       329,231       104,135
   Hardee's -
     Belding, MI                  --          630,432       630,432      (506,086 )

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR               --          605,500       605,500       185,711
   Hardee's -
     Heber Springs, AR            --          532,893       532,893       105,377
   Hardee's -
     Little Canada, MN            --          821,692       821,692        77,811

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund VI, Ltd.
(Continued):
   Jack in the Box -
     Dallas, TX                   06/28/94     12/09/96       982,980      --              --         --           982,980
   Denny's -
     Show Low, AZ (8)             05/22/87     01/31/97       349,200      --              --         --           349,200
   KFC -
     Whitehall Township, MI       02/26/90     07/09/97       629,888      --              --         --           629,888
   Perkins -
     Naples, FL                   12/26/89     07/09/97     1,487,725      --              --         --         1,487,725
   Burger King -
     Plattsmouth, NE              01/19/90     07/18/97       699,400      --              --         --           699,400
   Shoney's -
     Venice, FL                   08/03/89     09/17/97     1,206,696      --              --         --         1,206,696
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97       510,653      --              --         --           510,653
   Denny's
     Deland, FL                   03/22/90     01/23/98     1,236,971      --              --         --         1,236,971
   Wendy's -
     Liverpool, NY                12/08/89     02/09/98       145,221      --              --         --           145,221
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98       552,910      --              --         --           552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98       900,000      --              --         --           900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99     1,059,373      --              --         --         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99     1,059,200      --              --         --         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99     1,168,298      --              --         --         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99     1,031,274      --              --         --         1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       478,062      --              --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00       619,696      --              --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       523,672      --              --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       450,418      --              --         --           450,418

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92       700,000      --              --         --           700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94       869,036      --              --         --           869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95            --      --        1,160,000        --         1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    04/30/90     12/01/95            --      --         240,000         --           240,000

                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund VI, Ltd.
(Continued):
   Jack in the Box -
     Dallas, TX                   --         964,437       964,437       18,543
   Denny's -
     Show Low, AZ (8)             --         272,354       272,354       76,846
   KFC -
     Whitehall Township, MI       --         725,604       725,604      (95,716 )
   Perkins -
     Naples, FL                   --       1,083,869     1,083,869      403,856
   Burger King -
     Plattsmouth, NE              --         561,000       561,000      138,400
   Shoney's -
     Venice, FL                   --       1,032,435     1,032,435      174,261
   Jack in the Box -
     Yuma, AZ (10)                --         448,082       448,082       62,571
   Denny's
     Deland, FL                   --       1,000,000     1,000,000      236,971
   Wendy's -
     Liverpool, NY                --         341,440       341,440     (196,219 )
   Perkin's -
     Melbourne, FL                --         692,850       692,850     (139,940 )
   Hardee's -
     Bellevue, NE                 --         899,512       899,512          488
   Burger King -
     Greeneville, TN              --         890,240       890,240      169,133
   Burger King -
     Broadway, TN                 --         890,036       890,036      169,164
   Burger King -
     Sevierville, TN              --         890,696       890,696      277,602
   Burger King -
     Walker Springs, TN           --         864,777       864,777      166,497
   Popeye's -
     Jacksonville, FL             --         406,477       406,477       71,585
   Popeye's -
     Tallahassee, FL              --         488,817       488,817      130,879
   Popeye's -
     Jacksonville, FL             --         423,591       423,591      100,081
   Popeye's -
     Jacksonville, FL             --         383,089       383,089       67,329

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   --         560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                 --         742,333       742,333      126,703
   Perkins -
     Florence, SC (3)             --       1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    --         233,728       233,728        6,272

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund VII, Ltd.
(Continued):
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96      1,044,909     --             --         --        1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96        617,035     --             --         --          617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97        223,590     --             --         --          223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97        757,800     --             --         --          757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97        471,372     --             --         --          471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99      1,059,954     --             --         --        1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99        451,054     --             --         --          451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000     --             --         --        1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959     --             --         --          598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581     --             --         --          417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680     --             --         --          494,680
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947     --             --         --          535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168     --             --         --          345,168
   Kentucky Fried Chicken -
     Friendswood, TX              06/13/90     12/14/00        725,000     --             --         --          725,000

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95      1,184,865     --             --         --        1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95             --     --        240,000         --          240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95             --     --        220,000         --          220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96             --     --      1,353,775         --        1,353,775
   Shoney's -
     Bayonet Point, FL            06/12/91     07/06/00      1,135,380     --             --         --        1,135,380
   Shoney's -
     Brooksville, FL              02/18/91     07/06/00        940,013     --             --         --          940,013
   Shoney's -
     Sun City, FL                 03/04/91     07/06/00      1,327,317     --             --         --        1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90     09/13/00        420,006     --             --         --          420,006


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund VII, Ltd.
(Continued):
   Shoney's -
     Colorado Springs, CO         --          893,739     893,739      151,170
   Hardee's -
     Hartland, MI                 --          841,642     841,642     (224,607 )
   Hardee's -
     Columbus, IN                 --          219,676     219,676        3,914
   KFC -
     Dunnellon, FL                --          546,333     546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                --          413,614     413,614       57,758
   Burger King -
     Maryville, TN                --          890,668     890,668      169,286
   Burger King -
     Halls, TN (20)               --          342,669     342,669      108,385
   Shoney's
     Pueblo, CO                   --          961,582     961,582       43,418
   Popeye's -
     Lake City, FL                --          485,455     485,455      113,504
   Popeye's -
     Jacksonville, FL             --          376,323     376,323       41,258
   Popeye's -
     Jacksonville, FL             --          384,936     384,936      109,744
   Popeye's -
     Brunswick, GA                --          468,797     468,797       67,150
   Popeye's -
     Jacksonville, FL             --          340,429     340,429        4,739
   Kentucky Fried Chicken -
     Friendswood, TX              --          485,951     485,951      239,049

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    --          949,199     949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    --          238,153     238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    --          215,845     215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)         --        1,179,210    1,179,210     174,565
   Shoney's -
     Bayonet Point, FL            --          924,646     924,646      210,734
   Shoney's -
     Brooksville, FL              --          816,355     816,355      123,658
   Shoney's -
     Sun City, FL                 --        1,055,820    1,055,820     271,497
   Popeye's -
     Jacksonville, FL             --          352,445     352,445       67,561

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)            05/31/91     12/12/96        918,445         --         --           --           918,445
   Burger King -
     Alpharetta, GA               09/20/91     06/30/97      1,053,571         --         --           --         1,053,571
   Shoney's -
     Corpus Christi, TX           10/28/91     02/12/99      1,350,000         --         --           --         1,350,000
   Perkins -
     Rochester, NY                12/20/91     03/03/99      1,050,000         --         --           --         1,050,000
   Perkins -
     Williamsville, NY            12/20/91     05/15/00        693,350         --         --           --           693,350
   Denny's -
     Alliance, OH                 01/22/92     11/30/00             --         --    200,000           --           200,000
   Denny's -
     Blufton, OH                  10/11/91     11/30/00             --         --    300,000           --           300,000

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                   03/04/92     08/11/95      1,050,186         --         --           --         1,050,186
   Jack in the Box -
     Freemont, CA                 03/26/92     09/23/97      1,366,550         --         --           --         1,366,550
   Jack in the Box -
     Sacramento, CA               12/19/91     01/20/98      1,234,175         --         --           --         1,234,175
   Pizza Hut -
     Billings, MT                 04/16/92     10/07/98        359,990         --         --           --           359,990
   Perkins -
     Amherst, NY                  02/26/92     03/03/99      1,150,000         --         --           --         1,150,000
   Shoney's -
     Fort Myers Beach, FL         09/08/95     08/26/99        931,725         --         --           --           931,725
   Perkins -
     Lancaster, NY                12/20/91     12/28/00        749,675         --         --           --           749,675

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA             09/29/92     11/07/96      1,044,750         --         --           --         1,044,750
   Burger King -
     Columbus, OH (19)            06/29/92     09/30/98        795,264         --         --           --           795,264
   Burger King -
     Nashua, NH                   06/29/92     10/07/98      1,630,296         --         --           --         1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                  12/28/92     04/10/96      1,640,000         --         --           --         1,640,000
   Long John Silver's -
     Monroe, NC                   06/30/93     12/31/98        483,550         --         --           --           483,550
   Long John Silver's -
     Morganton, NC (23)           07/02/93     05/17/99        467,300         --     55,000           --           522,300
   Denny's -
     Cleveland, TN                12/23/92     03/03/00        797,227         --         --           --           797,227


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)             --         918,445      918,445           --
   Burger King -
     Alpharetta, GA                --         713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX            --       1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                 --       1,064,815    1,064,815      (14,815 )
   Perkins -
     Williamsville, NY             --         981,482      981,482     (288,132 )
   Denny's -
     Alliance, OH                  --         553,137      553,137     (353,137 )
   Denny's -
     Blufton, OH                   --         642,000      642,000     (342,000 )

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                    --         987,679      987,679       62,507
   Jack in the Box -
     Freemont, CA                  --       1,102,766    1,102,766      263,784
   Jack in the Box -
     Sacramento, CA                --         969,423      969,423      264,752
   Pizza Hut -
     Billings, MT                  --         302,000      302,000       57,990
   Perkins -
     Amherst, NY                   --       1,141,444    1,141,444        8,556
   Shoney's -
     Fort Myers Beach, FL          --         931,725      931,725           --
   Perkins -
     Lancaster, NY                 --       1,111,111    1,111,111     (361,436 )

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA              --         818,850      818,850      225,900
   Burger King -
     Columbus, OH (19)             --         795,264      795,264           --
   Burger King -
     Nashua, NH                    --       1,217,015    1,217,015      413,281

CNL Income Fund XII, Ltd.
   Golden Corral -
     Houston, TX                   --       1,636,643    1,636,643        3,357
   Long John Silver's -
     Monroe, NC                    --         239,788      239,788      243,762
   Long John Silver's -
     Morganton, NC (23)            --         304,002      304,002      218,298
   Denny's -
     Cleveland, TN                 --         622,863      622,863      174,364

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund XII, Ltd.
(Continued):
   Shoney's -
     Bradenton, FL                03/22/93     07/06/00     1,227,907        --          --             --        1,227,907

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                  03/31/94     04/24/95       286,411        --          --             --          286,411
   Checkers -
     Richmond, VA                 03/31/94     11/21/96       550,000        --          --             --          550,000
   Denny's -
     Orlando, FL                  09/01/93     10/24/97       932,849        --          --             --          932,849
   Jack in the Box -
     Houston, TX                  07/27/93     07/16/99     1,063,318        --          --             --        1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                03/31/94     03/01/95       339,031        --          --             --          339,031
   Checkers -
     Dallas, TX                   03/31/94     03/01/95       356,981        --          --             --          356,981
   TGI Friday's -
     Woodridge, NJ (7)            01/01/95     09/27/96     1,753,533        --          --             --        1,753,533
   Wendy's -
     Woodridge, NJ (7)            11/28/94     09/27/96       747,058        --          --             --          747,058
   Hardee's -
     Madison, AL                  12/14/93     01/08/98       700,950        --          --             --          700,950
   Checkers -
     Richmond, VA (#548)          03/31/94     01/29/98       512,462        --          --             --          512,462
   Checkers -
     Riviera Beach, FL            03/31/94     04/14/98       360,000        --          --             --          360,000
   Checkers -
     Richmond, VA (#486)          03/31/94     07/27/98       397,985        --          --             --          397,985
   Long John Silver's -
     Stockbridge, GA              03/31/94     05/25/99       696,300        --          --             --          696,300
   Long John Silver's -
     Shelby, NC                   06/22/94     11/12/99       494,178        --          --             --          494,178
   Checker's -
     Kansas City, MO              03/31/94     12/10/99       268,450        --          --             --          268,450
   Checker's -
     Houston, TX                  03/31/94     12/15/99       385,673        --          --             --          385,673
   East Side Mario's -
     Columbus, OH                 11/10/94     09/22/00     1,631,946        --          --             --        1,631,946

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                05/27/94     03/01/95       263,221        --          --             --          263,221
   Checkers -
     Leavenworth, KS              06/22/94     03/01/95       259,600        --          --             --          259,600


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund XII, Ltd.
(Continued):
   Shoney's -
     Bradenton, FL                --       1,000,000       1,000,000     227,907

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                  --         286,411         286,411          --
   Checkers -
     Richmond, VA                 --         413,288         413,288     136,712
   Denny's -
     Orlando, FL                  --         934,120         934,120      (1,271 )
   Jack in the Box -
     Houston, TX                  --         861,321         861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                --         339,031         339,031          --
   Checkers -
     Dallas, TX                   --         356,981         356,981          --
   TGI Friday's -
     Woodridge, NJ (7)            --       1,510,245       1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)            --         672,746         672,746      74,312
   Hardee's -
     Madison, AL                  --         658,977         658,977      41,973
   Checkers -
     Richmond, VA (#548)          --         382,435         382,435     130,027
   Checkers -
     Riviera Beach, FL            --         276,409         276,409      83,591
   Checkers -
     Richmond, VA (#486)          --         352,034         352,034      45,951
   Long John Silver's -
     Stockbridge, GA              --         738,340         738,340     (42,040 )
   Long John Silver's -
     Shelby, NC                   --         608,611         608,611    (114,433 )
   Checker's -
     Kansas City, MO              --         209,329         209,329      59,121
   Checker's -
     Houston, TX                  --         311,823         311,823      73,850
   East Side Mario's -
     Columbus, OH                 --       1,631,946       1,631,946          --

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                --         263,221         263,221          --
   Checkers -
     Leavenworth, KS              --         259,600         259,600          --

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund XV, Ltd.
(Continued):
   Checkers -
     Knoxville, TN               07/08/94      03/01/95     288,885        --              --        --          288,885
   TGI Friday's -
     Woodridge, NJ (7)           01/01/95      09/27/96    1,753,533       --              --        --        1,753,533
   Wendy's -
     Woodridge, NJ (7)           11/28/94      09/27/96     747,058        --              --        --          747,058
   Long John Silver's -
     Gastonia, NC                07/15/94      11/12/99     631,304        --              --        --          631,304
   Long John Silver's
     Lexington, NC               10/22/94      01/12/00     562,130        --              --        --          562,130

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95      04/24/96     775,000        --              --        --           775,000
   Checker's -
     Oviedo, FL                  11/14/94      02/28/97     610,384        --              --        --           610,384
   Boston Market -
     Madison, TN (16)            05/05/95      05/08/98     774,851        --              --        --           774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95      06/16/98     713,386        --              --        --           713,386
   Boston Market -
     Lawrence, KS                05/08/98      11/23/99     667,311        --              --        --           667,311
   Boston Market -
     Columbia Heights, MN        12/18/95      09/29/00     575,777        --              --        --           575,777

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96      06/16/98     857,487        --              --        --           857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97      12/02/99    1,675,385       --              --        --         1,675,385
   Popeye's -
     Warner Robins, GA           11/04/96      09/13/00     607,361        --              --        --           607,361
   Boston Market -
     Long Beach, CA              12/05/96      10/17/00     529,633        --              --        --           529,633

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97      12/06/99     688,997        --              --        --           688,997

CNL American Properties Fund,
Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95      05/08/97    1,312,799       --              --        --         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96      05/08/97    1,324,109       --              --        --         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96      05/08/97    1,372,075       --              --        --         1,372,075


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund XV, Ltd.
(Continued):
   Checkers -
     Knoxville, TN                 --         288,885      288,885            --
   TGI Friday's -
     Woodridge, NJ (7)             --       1,510,245    1,510,245       243,288
   Wendy's -
     Woodridge, NJ (7)             --         672,746      672,746        74,312
   Long John Silver's -
     Gastonia, NC                  --         776,248      776,248      (144,944 )
   Long John Silver's
     Lexington, NC                 --         646,203      646,203       (84,073 )

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                  --         613,838      613,838       161,162
   Checker's -
     Oviedo, FL                    --         506,311      506,311       104,073
   Boston Market -
     Madison, TN (16)              --         774,851      774,851            --
   Boston Market -
     Chattanooga, TN (17)          --         713,386      713,386            --
   Boston Market -
     Lawrence, KS                  --         774,851      774,851      (107,540 )
   Boston Market -
     Columbia Heights, MN          --         939,972      939,972      (364,195 )

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                 --         857,487      857,487            --
   Golden Corral -
     El Cajon, CA (22)             --       1,692,994    1,692,994       (17,609 )
   Popeye's -
     Warner Robins, GA             --         563,148      563,148        44,213
   Boston Market -
     Long Beach, CA                --         832,280      832,280      (302,647 )

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                   --         617,610      617,610        71,387

CNL American Properties Fund,
Inc.:
   TGI Friday's -
     Orange, CT                    --       1,310,980    1,310,980         1,819
   TGI Friday's -
     Hazlet, NJ                    --       1,294,237    1,294,237        29,872
   TGI Friday's -
     Marlboro, NJ                  --       1,324,288    1,324,288        47,787

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL American Properties
Fund, Inc.
   (Continued):
   TGI Friday's -
     Hamden, CT                  08/26/96       05/08/97    1,245,100      --              --        --         1,245,100
   Boston Market -
     Southlake, TX               07/02/97       07/21/97    1,035,153      --              --        --         1,035,135
   Boston Market -
     Franklin, TN (26)           08/18/95       04/14/98      950,361      --              --        --           950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95       04/14/98      837,656      --              --        --           837,656
   Burger King -
     Indian Head Park, IL        04/03/96       05/05/98      674,320      --              --        --           674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95       05/08/98      969,159      --              --        --           969,159
   Boston Market -
     Merced, CA (29)             10/06/96       05/08/98      930,834      --              --        --           930,834
   Boston Market -
     Arvada, CO (30)             07/21/97       07/28/98    1,152,262      --              --        --         1,152,262
   Boston Market -
      Ellisville, MO             09/03/96       04/28/99      822,824      --              --        --           822,824
   Golden Corral -
     Brooklyn, OH                08/23/96       05/18/99      974,560      --              --        --           974,560
   Boston Market -
     Edgewater, CO               08/19/97       08/11/99      634,122      --              --        --           634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97       08/24/99      648,598      --              --        --           648,598
   Big Boy -
     Topeka, KS (32)             02/26/99       09/22/99      939,445      --              --        --           939,445
   Boston Market -
     LaQuinta, CA                12/16/96       10/13/99      833,140      --              --        --           833,140
   Sonny's -
     Jonesboro, GA               06/02/98       12/22/99    1,098,342      --              --        --         1,098,342
   Golden Corral -
     Waldorf, MD (32) (33)       04/05/99       01/03/00    2,501,175      --              --        --         2,501,175
   Jack in the Box -
     Los Angeles, CA             06/30/95       02/18/00    1,516,800      --              --        --         1,516,800
   Golden Corral
     Dublin, GA                  08/07/98       05/01/00    1,323,205      --              --        --         1,323,205
   Boston Market -
     San Antonio, TX             04/30/97       05/02/00      517,495      --              --        --           517,495
   Boston Market -
     Corvallis, OR               07/09/96       06/20/00      717,019      --              --        --           717,019
   Big Boy -
     St. Louis, MO               01/19/99       06/28/00    1,463,050      --              --        --         1,463,050
   Ground Round -
     Nanuet, NY                  12/02/97       06/30/00      964,825      --              --        --           964,825
   Big Boy -
     Jefferson City, MO          01/19/99       06/30/00      905,250      --              --        --           905,250


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL American Properties
Fund, Inc.
   (Continued):
   TGI Friday's -
     Hamden, CT                   --       1,203,136      1,203,136       41,964
   Boston Market -
     Southlake, TX                --       1,035,135      1,035,135           --
   Boston Market -
     Franklin, TN (26)            --         950,361        950,361           --
   Boston Market -
     Grand Island, NE (27)        --         837,656        837,656           --
   Burger King -
     Indian Head Park, IL         --         670,867        670,867        3,453
   Boston Market -
     Dubuque, IA (28)             --         969,159        969,159           --
   Boston Market -
     Merced, CA (29)              --         930,834        930,834           --
   Boston Market -
     Arvada, CO (30)              --       1,152,262      1,152,262           --
   Boston Market -
      Ellisville, MO              --       1,026,746      1,026,746     (203,922 )
   Golden Corral -
     Brooklyn, OH                 --         997,296        997,296      (22,736 )
   Boston Market -
     Edgewater, CO                --         904,691        904,691     (270,569 )
   Black Eyed Pea -
     Houston, TX (31)             --         648,598        648,598           --
   Big Boy -
     Topeka, KS (32)              --       1,062,633      1,062,633     (123,188 )
   Boston Market -
     LaQuinta, CA                 --         987,034        987,034     (153,894 )
   Sonny's -
     Jonesboro, GA                --       1,098,342      1,098,342           --
   Golden Corral -
     Waldorf, MD (32) (33)        --       2,430,686      2,430,686       70,489
   Jack in the Box -
     Los Angeles, CA              --       1,119,567      1,119,567      397,233
   Golden Corral
     Dublin, GA                   --       1,272,765      1,272,765       50,440
   Boston Market -
     San Antonio, TX              --         757,069        757,069     (239,574 )
   Boston Market -
     Corvallis, OR                --         925,427        925,427     (208,408 )
   Big Boy -
     St. Louis, MO                --       1,345,100      1,345,100      117,950
   Ground Round -
     Nanuet, NY                   --         927,273        927,273       37,552
   Big Boy -
     Jefferson City, MO           --       1,113,383      1,113,383     (208,133 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL American Properties
Fund, Inc.
   (Continued):
   Big Boy -
     Alton, IL                   01/19/99       06/30/00      905,250      --              --        --          905,250
   Boston Market -
     Liberty, MO                 08/18/97       09/13/00      538,800      --              --        --          538,800
   Mr. Fables -
     Grand Rapids, MI            03/19/96       09/26/00      722,100      --              --        --          722,100
   Pizza Hut -
     Dover, OH                   05/01/97       11/08/00      112,917      --              --        --          112,917
   Big Boy -
     St. Joseph, MO              04/27/99       11/27/00      646,550      --              --        --          646,550
   Boston Market -
     Baltimore, MD               08/19/97       12/14/00      668,753      --              --        --          668,753
   Boston Market -
     Stafford, TX                07/02/97       12/15/00      881,674      --              --        --          881,674


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL American Properties
Fund, Inc.
   (Continued):
   Big Boy -
     Alton, IL                    --       1,012,254       1,012,254     (107,004 )
   Boston Market -
     Liberty, MO                  --         765,530         765,530     (226,730 )
   Mr. Fables -
     Grand Rapids, MI             --         816,264         816,264      (94,164 )
   Pizza Hut -
     Dover, OH                    --         233,896         233,896     (120,979 )
   Big Boy -
     St. Joseph, MO               --         885,883         885,883     (239,333 )
   Boston Market -
     Baltimore, MD                --       1,378,051       1,378,051     (709,298 )
   Boston Market -
     Stafford, TX                 --       1,077,979       1,077,979     (196,305 )

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.

(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.

(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.

(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.

(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.

(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.

(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.

(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.

(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.

(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.

(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.

(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.

(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.

(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.

(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.

(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.

(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.

(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.

(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.

(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.

(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.

(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.

(32) This property was being constructed and was sold prior to completion of construction.

(33) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(34) Cash received net of closing costs include $35,863 received as a lease termination fee.




                                  ADDENDUM TO
                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                 ----------------------------------------------
                 |                                            |
                 | THE FOLLOWING INFORMATION UPDATES AND | | REPLACES THE CORRESPONDING INFORMATION IN | | APPENDIX D TO THE ATTACHED PROSPECTUS, |
                 | DATED SEPTEMBER 5, 2000.                   |
                 |                                            |
                 ----------------------------------------------

-------------------------------------------------------------------------------

                                       CNL
                                   Retirement
                                Properties, Inc.

-------------------------------------------------------------------------------

                   Up to 15,500,000 Shares -- $10.00 per Share
                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keoghs, and Qualified Plans
               (Minimum purchase may be higher in certain states)

===============================================================================

PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

                                 SOUTHTRUST BANK

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.

===============================================================================




    Overnight Packages:                        Regular Mail Packages:
 Attn:  Investor Relations                    Attn:  Investor Relations
CNL Center at City Commons                      Post Office Box 1033
  450 South Orange Avenue                   Orlando, Florida  32802-1033
  Orlando, Florida  32801



                            For Telephone Inquiries:
                              CNL SECURITIES CORP.

                        (407) 650-1000 OR (866) 650-0650

CNL Retirement Properties, Inc.
-------------------------------------------------------------------------------


1.                INVESTMENT

This subscription is in the amount of $______________ for the purchase of ______________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).
|_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)

2.                SUBSCRIBER INFORMATION

Name (1st)                                                               |_|  M  |_|  F Date of Birth (MM/DD/YY)
          ------------------------------------------------------------                                          -------------------
Name (2nd)                                                               |_|  M  |_|  F Date of Birth (MM/DD/YY)
           ------------------------------------------------------------                                          ------------------
Address
        ---------------------------------------------------------------------------------------------------------------------------
City                                                               State
     ---------------------------------------------------------           ---------------------------------
Zip Code
         -----------------------------------
Custodian Account No.                                                                Daytime Phone # (        )
                      ----------------------------------------------------------                      --------  -------------------
|_|  U.S. Citizen          |_|  Resident Alien                |_|  Foreign Resident              Country
                                                                                                          -------------------------
|_|  Check if Subscriber is a U.S. citizen residing outside the U.S.             Income Tax Filing State
                                                                                                          -------------------------
ALL SUBSCRIBERS:  State of Residence of Subscriber/Plan Beneficiary (required)
                                                                               ----------------------------------------------------


Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian taxpayer identification number. Please also complete, sign and include Form W-9 when submitting this subscription.

         Taxpayer ID #               -                                Social Security #            -          -
                         -----------   --------------------                             ----------   --------   -------------------

3.                  INVESTOR MAILING ADDRESS

For the Subscriber of an IRA, Keogh, or qualified plan to receive  informational mailings,  please  complete  if  different  from  address  in  Section  2.
Name
     ------------------------------------------------------------------------------------------------------------------------------
Address
        ---------------------------------------------------------------------------------------------------------------------------
City                                                    State                                         Zip Code
     --------------------------------------------------       ---------------------------------------          --------------------
Daytime Phone # (          )                           E-Mail Address
                 ---------- -------------------------                 -------------------------------------------------------------

4.                 DIRECT DEPOSIT ADDRESS

Investors  requesting direct deposit of distribution checks to another financial institution or mutual fund,  please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.
Company
        ---------------------------------------------------------------------------------------------------------------------------
Address
        ---------------------------------------------------------------------------------------------------------------------------
City                                                    State                                         Zip Code
     --------------------------------------------------       ---------------------------------------          --------------------
Account No.                                                                   Phone # (            )
            -----------------------------------------------------------------          ------------ -------------------------------

5.                FORM OF OWNERSHIP

(Select only one)                                      |_|   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
|_|   INDIVIDUAL - one signature required (1)          |_|   A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
|_|   HUSBAND AND WIFE, AS COMMUNITY PROPERTY - two    |_|   KEOGH (H.R.10) - trustee signature required (24)
      signatures required (15)                         |_|   CUSTODIAN - custodian signature required (33)
|_|   TENANTS IN COMMON - two signatures required (9)  |_|   PARTNERSHIP  (3)
|_|   TENANTS BY THE ENTIRETY - two signatures         |_|   NON-PROFIT  ORGANIZATION (12)
      required (31)                                    |_|   PENSION PLAN - trustee signature(s) required (19)
|_|   S-CORPORATION (22)                               |_|   PROFIT SHARING PLAN - trustee signature(s) required (27)
|_|   C-CORPORATION (5)                                |_|   CUSTODIAN UGMA-STATE of ________ - custodian signature required (16)
|_|   IRA - custodian signature required (23)          |_|   CUSTODIAN UTMA-STATE of ________ - custodian signature required (42)
|_|   ROTH IRA - custodian signature required (36)     |_|   ESTATE - Personal Representative signature required (13)
|_|   SEP - custodian signature required (38)          |_|   REVOCABLE GRANTOR TRUST - grantor signature required (25)
|_|   TAXABLE TRUST (7)                                |_|   IRREVOCABLE TRUST - trustee signature required (21)
|_|   TAX-EXEMPT TRUST (20)



                                                 CNL Retirement Properties, Inc.

6.                SUBSCRIBER SIGNATURES

If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY
RIGHTS HE MAY HAVE UNDER THE SECURITIES  ACT OF 1933 OR THE SECURITIES  EXCHANGE
ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

    X                                                                        X
       ---------------------------------------    ----------------        -----------------------------------       ---------------
       Signature of 1st Subscriber                Date                    Signature of 2nd Subscriber               Date

7.                BROKER/DEALER INFORMATION

Broker/Dealer NASD Firm Name
                             ------------------------------------------------------------------------------------------------------
Registered Representative
                          ---------------------------------------------------------------------------------------------------------
Branch Mail Address
                    ---------------------------------------------------------------------------------------------------------------
City                                    State                      Zip Code                       |_|  Please check if new address
     ---------------------------------         ------------------            --------------------
Phone # (         )                                 Fax # (                 )                          |_|  Sold CNL before
         --------- ------------------------------          ----------------- -------------------------
Shipping Address                                                City                  State                Zip  Code
                 ---------------------------------------------        --------------         ------------            --------------
E-mail Address
               --------------------------------------------------------

|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch
         Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska,
         New Mexico, North Carolina,  Ohio, Oregon,  South Dakota,  Tennessee or
         Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_|      Deferred Commission Option (check here): The Deferred Commission Option
         means  an   agreement   between  a   stockholder,   the   participating
         Broker/Dealer and the Managing Dealer to have Selling  Commissions paid over a seven  year  period as  described  in "The  Offering  -- Plan of
         Distribution."   This  option  will  only  be   available   with  prior
         authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered
         Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS  SIGNATURE PAGE AND  SUBSCRIPTION
AGREEMENT BEFORE COMPLETING


   X
      ----------------------------------------------------------   ------------------    ------------------------------------------
      Principal, Branch Manager or Other Authorized Signature      Date                  Print or Type Name of Person Signing


   X
      ----------------------------------------------------------    ------------------    -----------------------------------------
      Registered Representative/Investment Advisor Signature        Date                  Print or Type Name of Person Signing


Make check payable to:  SOUTHTRUST BANK

Please remit check and                          For overnight delivery, please send to:
subscription document to:                                                                             For Office Use Only**

CNL SECURITIES CORP.                            CNL SECURITIES CORP.                          Sub. # ___________________________
Attn:  Investor Relations                       Attn:  Investor Relations
Post Office Box 1033                            CNL Center at City Commons                    Admit Date _______________________
Orlando, FL  32802-1033                         450 South Orange Avenue
(866) 650-0650                                  Orlando, FL  32801                            Amount ___________________________
                                                (407) 650-1000
                                                (866) 650-0650                                Region ___________________________

                                                                                              RSVP# ____________________________
                                                                                                                         Rev.  3/01

NOTICE TO ALL INVESTORS:

     (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

     (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

     (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.



The subscriber is asked to refer to the prospectus concerning the Deferred Commission Option outlined in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as a result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

                        ELECTRONIC DELIVERY OF DOCUMENTS





         The subscriber consents to delivery of all documents relating to his or her investment in the Shares to the electronic mail address listed below or through posting of such documents on the Internet web site http://
www.cnlgroup.com and consents to receive notice of such postings at the electronic mail address listed below. All documents will be delivered or posted in PDF format and free access to Adobe Acrobat software will be provided for review of documents in PDF format. However, in order to review documents in PDF format, a system running Windows 95/98/2000/NT4.0 or Macintosh OS version 7.5.3 or later is required and downloading time may be considerable. The subscriber understands that he or she may revoke this consent at any time by contacting CNL Investor Relations at the address provided in the Subscription Agreement and will subsequently receive all such documents in paper format. The subscriber understands that this revocation may only relate to delivery of all documents relating to his or her investment in the Shares and not to any portion of such documents. In addition, the subscriber understands that he or she may request paper copies of any documents delivered electronically by contacting CNL Investor Relations at the address provided on the Subscription Agreement.

         CONSENT TO ELECTRONIC DELIVERY MAY CAUSE YOU TO INCUR ADDITIONAL COSTS, SUCH AS ON-LINE TIME AND COSTS RELATING TO PRINTING PAPER COPIES OF DOCUMENTS.

         YOU SHOULD NOT CONSENT TO ELECTRONIC DELIVERY UNLESS YOU HAVE ACCESS TO THE MEDIA AND THE ABILITY TO RECEIVE DOCUMENTS IN THE FORMATS DESCRIBED ABOVE.

         THIS CONSENT IS EFFECTIVE UNTIL REVOKED AND RELATES TO ALL DOCUMENTS RELATING TO YOUR INVESTMENT IN THE SHARES.



----------------------------  --------  ---------------------------  ----------
Signature of 1st Subscriber   Date      Signature of 2nd Subscriber  Date


         E-Mail Address:  _______________________________

                                  ADDENDUM TO
                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

              -----------------------------------------------------
              |                                                   |
              | THE STATEMENT OF ESTIMATED TAXABLE OPERATING      |
              | RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN        |
              | THIS ADDENDUM UPDATES AND REPLACES APPENDIX       |
              | E TO THE ATTACHED PROSPECTUS, DATED SEPTEMBER     |
              | 5, 2000.                                          |
              |                                                   |
              -----------------------------------------------------

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH March 15, 2001
                For the Year Ended December 31, 2000 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of the Property acquired by the Company as of March 15, 2001. The statement presents unaudited estimated taxable operating results for the Property as if it had been acquired and operational on January 1, 2000 through December 31, 2000. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                Brighton Gardens by Marriott
                                                    Orland Park Property
                                              ---------------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                       $1,350,268

FF&E Reserve Income (2)                                     29,481

Asset Management Fees (3)                                  (83,093 )

Interest Expense (4)                                      (708,750 )

General and Administrative
    Expenses (5)                                          (110,422 )
                                                      -------------
Estimated Cash Available from
    Operations                                             477,484

Depreciation  and Amortization
    Expense (6) (7)                                       (453,421 )
                                                      -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                       $  24,063

                                                      =============

                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Orland Park Property ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned at 1% of gross receipts for lease years one through four and has been estimated based on projected gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) Estimated at 8.75% per annum based on the bank's base rate as of April 20, 2000.

(5) Estimated at 8% of gross rental income, based on the previous experience of Affiliate of the Advisor with another public REIT.

(6)      The federal tax basis of the  depreciable  portion of the  property and
         the  number  of  years  the  assets  have  been   depreciated   on  the
         straight-line method is as follows:

                                                             Furniture and
                                          Buildings             Fixtures
                                         (39 years)           (5-15 years)
                                       ---------------     -----------------

         Orland Park Property              $11,533,074            $1,025,630
                                       ===============     =================

(7) Loan costs of $55,917 (.5% origination fee on the $8.1 million from borrowings on the line of credit, legal fees and closing costs) amortized under the straight-line method over a period of five years.